EXHIBIT 10

STOCK PURCHASE AGREEMENT

by and among

MPE AEROENGINES, INC.

the STOCKHOLDERS and OPTIONSHOLDERS of MPE AEROENGINES, INC.,

MORGENTHALER MANAGEMENT PARTNERS VIII, LLC, as Representative

and

STANDEX INTERNATIONAL CORPORATION

Dated as of August 14, 2014

ARTICLE I DEFINITIONS

ARTICLE II SALE AND PURCHASE

11

2.1

Purchase and Sale of the Shares and the Options

11

2.2

Determination and Payment of Initial Purchase Price

11

2.3

Purchase Price Adjustment

12

2.4

Escrow

14

2.5

Cancellation of Options

14

ARTICLE III CLOSING AND DELIVERIES

14

3.1

Closing

14

3.2

Deliveries by the Sellers

14

3.3

Deliveries by the Buyer

15

ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE SELLERS

16

4.1

Organization and Power

16

4.2

Authorization and Binding Obligation

16

4.3

Ownership

16

4.4

Brokers

16

ARTICLE V REPRESENTATIONS AND WARRANTIES OF HOLDCO AND THE SELLERS

17

5.1

Existence and Good Standing; Power and Authority

17

5.2

Validity and Enforceability

17

5.3

Capitalization of Holdco and Enginetics

17

5.4

Subsidiaries

18

5.5

No Conflict; Required Filings and Consents

18

5.6

Financial Statements

18

5.7

Conduct of Business

19

5.8

Taxes

19

5.9

Real Property

21

5.10

Personal Property

22

5.11

Intellectual Property

22

5.12

Material Contracts

23

5.13

Insurance

24

5.14

Litigation and Orders

25

5.15

Compliance with Laws

25

5.16

Permits

25

5.17

Labor Matters

25

5.18

Employee Benefit Plans

26

5.19

Environmental

27

5.20

Customers and Suppliers

28

5.21

Related Party Transactions

28

5.22

Brokers

28

5.23

Condition of Assets

28

5.24

Books and Records

29

5.25

No Undisclosed Liabilities

29

5.26

No Material Adverse Effect

29

5.27

Employees

29

5.28

Product Warranty

30

5.29

Product Liability

30

5.30

Delivery of Documents

30

5.31

No Other Representations and Warranties

30

ARTICLE VI REPRESENTATIONS AND WARRANTIES OF THE BUYER

31

6.1

Investor Representations

31

6.2

Existence and Good Standing

31

6.3

Validity and Enforceability

31

6.4

No Conflict; Required Filings and Consents

31

6.5

Litigation

32

6.6

Brokers

32

6.7

Solvency

32

6.8

Independent Investigation; No Reliance

32

6.9

Financing

33

ARTICLE VII COVENANTS AND AGREEMENTS

33

7.1

Interim Operations of Holdco and Enginetics

33

7.2

Reasonable Access; Confidentiality; Consents

34

7.3

Publicity

35

7.4

Records

36

7.5

Notice of Events

36

7.6

Indemnification

37

7.7

Reasonable Best Efforts; Cooperation

38

7.8

Employee Matters

38

7.9

Extended Reporting Period Coverage for Holdco’s and Enginetics’ Liability Insurance Policies Written on a Claims-Made Basis  39

7.10

Historic Insurance Policies

39

7.11

Outstanding Interest Rate Swaps

39

7.12

Uncollected Accounts Receivable

39

ARTICLE VIII CONDITIONS TO CLOSING

39

8.1

Conditions to Obligations of the Parties

39

8.2

Conditions to Obligations of Holdco and the Sellers

39

8.3

Conditions to Obligations of the Buyer

40

8.4

Frustration of Closing Conditions

40

ARTICLE IX TERMINATION OF AGREEMENT

41

9.1

Right to Terminate

41

9.2

Effect of Termination

41

ARTICLE X REMEDIES

42

10.1

Indemnification by the Buyer

42

10.2

Indemnification by the Sellers

42

2

10.3

Survival; Limitations

42

10.4

Procedures

46

10.5

Exclusive Remedy

48

10.6

Subrogation

48

10.7

Mitigation

48

10.8

Adjustment to Purchase Price

49

ARTICLE XI TAX MATTERS

49

11.1

Cooperation; Audits

49

11.2

Controversies

49

11.3

Tax Returns

50

11.4

Straddle Period

52

11.5

Amendment of Tax Returns

52

11.6

Certain Taxes

52

11.7

Tax Benefits

52

11.8

Consolidated Income Tax Return

53

11.9

Refunds or Credits

53

11.10

Treatment as Purchase Price Adjustment

53

ARTICLE XII MISCELLANEOUS AND GENERAL

53

12.1

Expenses

53

12.2

Successors and Assigns

53

12.3

Third Party Beneficiaries

53

12.4

Further Assurances

53

12.5

Notices

54

12.6

Complete Agreement

55

12.7

Captions

55

12.8

Amendment

55

12.9

Waiver

55

12.10

Governing Law

55

12.11

Consent to Jurisdiction and Service of Process

55

12.12

Severability

55

12.13

Counterparts

56

12.14

Enforcement of Agreement

56

12.15

Construction

56

12.16

Conflict of Interest

56

12.17

Representative

57

12.18

Termination of Certain Agreements

58

3

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (this “Agreement”), is dated as of August 14, 2014, by and among MPE Aeroengines, Inc., a Delaware corporation (“Holdco”), the stockholders of Holdco signatory hereto (the “Stockholders” and each, individually, a “Stockholder” ), the holders of Options (as defined herein) signatory hereto, all of whom are listed on Schedule 2.5 attached hereto (the “Optionholders” and collectively with the Stockholders, the “Sellers”),  Standex International Corporation, a Delaware corporation (the “Buyer”) and Morgenthaler Management Partners VIII, LLC, in its capacity as the “Representative” pursuant to Section 12.17.  The Buyer and the Sellers collectively are referred to herein as the “Parties”.

RECITALS

A.

The Stockholders are the record and beneficial owners of all of the issued and outstanding capital stock of Holdco and the Optionholders are the record and beneficial owners of all of the Options issued by Holdco.

B.  Holdco is the record and beneficial owner of all of the issued and outstanding capital stock of Enginetics Corporation, an Ohio corporation (“Enginetics”).

C.  The Stockholders desire to sell, and the Buyer desires to purchase, all of the Shares of Holdco on the terms and subject to the conditions set forth in this Agreement.

D.  Pursuant to and in accordance with Sections 2.2(b)(ii) and Section 2.5, at  Closing, Holdco shall redeem and cancel all of the issued and outstanding Options.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth herein, and subject to the terms and conditions set forth herein, the Parties hereby agree as follows:

ARTICLE I
DEFINITIONS

For purposes of this Agreement:

“2013 Balance Sheet” has the meaning set forth in Section 5.6(a).

“Advisory Services Agreement” means that certain First Amended and Restated Advisory Services Agreement, dated February 1, 2012, among Holdco, Enginetics and Morgenthaler Management Partners VIII, LLC.

“Affiliate” means with respect to any Person, any other Person that directly or indirectly controls, is controlled by or is under common control with such Person.

“Aggregate Option Consideration” has the meaning set forth in Section 2.2(b)(ii).

“Aggregate Preferred Stock Amount” has the meaning set forth in Section 2.2(c).

“Agreement” has the meaning set forth in the preamble.

“Allocable Share” means, with respect to each Seller, the percentage set forth opposite such Seller’s name on Schedule 1.1.

 “Ancillary Agreement” means the Escrow Agreement and each agreement, document, instrument or certificate contemplated by this Agreement or to be executed by the Buyer or the Sellers in connection with the consummation of the transactions contemplated by this Agreement, in each case only as applicable to the relevant party or parties to such Ancillary Agreement, as indicated by the context in which such term is used.

“Arbitration Firm” means PriceWaterhouseCoopers, or if such firm is unable or unwilling to act in such capacity, the Arbitration Firm will be such other firm selected by agreement of the Buyer and the Representative.

“Audited Financial Statements” has the meaning set forth in Section 5.6(a).

“Balance Sheet Date” has the meaning set forth in Section 5.6(a).

“Base Amount” has the meaning set forth in the definition of Purchase Price.

“Base Escrow Amount” means an amount equal to 5% of the Base Amount.

“Base Escrow Termination Date” has the meaning set forth in Section 10.4(e).

“Business Day” means any day other than a Saturday, Sunday or any other day on which commercial banks in New York, New York are authorized or required by Law to be closed for business.

“Buyer” has the meaning set forth in the preamble.

“Buyer Tax Act” means any action taken after the Closing by the Buyer or any of its Affiliates (including Holdco or Enginetics) with respect to Holdco or Enginetics outside the ordinary course of business of Holdco or Enginetics.

“Cash” means cash or cash equivalents (including marketable securities) of Holdco and Enginetics as of the Determination Time, including all checks received by Holdco or Enginetics but not yet cashed as of the Determination Time, net of all “cut” but uncashed checks issued by Holdco or Enginetics that are outstanding as of the Determination Time (to the extent the underlying obligations relating to such “cut” but uncashed checks are not included as a Current Liability in Net Working Capital).  Any monetary conversion of a foreign currency to U.S. Dollars shall be calculated using the applicable exchange rates set forth in The Wall Street Journal, Eastern Edition, on the Closing Date.

“Claim” has the meaning set forth in Section 10.4(a).

“Claim Response” has the meaning set forth in Section 10.4(b).

“Claims Notice” has the meaning set forth in Section 10.4(a).

“Closing” has the meaning set forth in Section 3.1.

“Closing Date” has the meaning set forth in Section 3.1.

“Closing Statement” has the meaning set forth in Section 2.3(a)(i).

“Closing Working Capital” means the Net Working Capital as of the Determination Time.

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Shares” means, as of any time, all of the issued and outstanding shares of Common Stock as at such time.

“Common Stock” has the meaning set forth in Section 5.3(a).

“Common Stockholder” means a holder of Common Stock.

“Company Employees” has the meaning set forth in Section 7.8.

“Competition Law” means any Law that is designed or intended to prohibit, restrict or regulate antitrust monopolization, restraint of trade or competition.

“Confidentiality Agreement” has the meaning set forth in Section 7.2(c).

“Contracts” means all written contracts, leases, licenses, and other agreements (including any amendments and other modifications thereto), to which Holdco or Enginetics is a party that are in effect on the date of this Agreement.

“Current Assets” means the current assets of Holdco and Enginetics, on a consolidated basis, identified as such and taken into account under the heading “Current Assets and Current Liabilities to be Included in Net Working Capital” in Exhibit A attached to Schedule 2.2(a).

“Current Liabilities” means the current liabilities of Holdco and Enginetics, on a consolidated basis, identified as such and taken into account under the heading “Current Assets and Current Liabilities to be Included in Net Working Capital” in Exhibit A attached to Schedule 2.2(a).

“Debt” means, without duplication, all liabilities of Holdco or Enginetics for (a) borrowed money, (b) any other indebtedness that is evidenced by a note, bond, debenture or similar instrument; (c) any drawn letters of credit; (d) deferred purchase price of property or services (other than trade payables), (e) lease obligations that are required to be classified as capitalized lease obligations in accordance with GAAP, (f) any amounts owed to David Fiocca pursuant to that certain Transition Services and Consulting Agreement, dated January 31, 2012, between David Fiocca and Enginetics, and (g) any accrued interest, fees or penalties in respect of any of the foregoing.

“Deductible” has the meaning set forth in Section 10.3(b).

“Determination Time” means the close of business on the Closing Date.

“Director/Officer/Fiduciary Indemnitee(s)” has the meaning set forth in Section 7.6.

“Director/Officer/Fiduciary Indemnified Liabilities” has the meaning set forth in Section 7.6.

“Disclosure Schedule” has the meaning set forth in Article IV.

“Dispute Notice” has the meaning set forth in Section 2.3(a)(ii).

“Disputed Item” has the meaning set forth in Section 2.3(a)(ii).

“Employee Plan” or “Employee Plans” has the meaning set forth in Section 5.18(a).

“Environment” means soil, surface water, groundwater, stream sediments and ambient air.

“Environmental Law” means any Law with respect to protection of the Environment.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Escrow Account” means the account or accounts established and maintained by the Escrow Agent into which the Escrow Amount is deposited at Closing.

“Escrow Agent” means JPMorgan Chase Bank N.A.

“Escrow Agreement” means that certain escrow agreement, dated as of the Closing Date, by and among the Representative, the Escrow Agent and the Buyer, in substantially the form attached hereto as Exhibit A.

“Escrow Amount” means an amount equal to the Base Escrow Amount plus the Special Escrow Amount.

“Estimated Cash” means a good faith estimate by Holdco setting forth the aggregate amount of Cash of Holdco and Enginetics as of the Determination Time.

“Estimated Closing Statement” has the meaning set forth in Section 2.2(a).

“Excluded Representations” has the meaning set forth in Section 10.3(a).

“Expense Reserve Holdback” means the dollar amount in the total line of the column titled “Expense Reserve Holdback” on Schedule 1.1.

“Expiration Date” has the meaning set forth in Section 10.3(a).

“Final Purchase Price” has the meaning set forth in Section 2.3(a)(i).

“Financial Statements” has the meaning set forth in Section 5.6(a).

“Fully Diluted Shares” means the sum of (a) the aggregate number of Common Shares outstanding immediately prior to the Closing and (b) the aggregate number of shares of Common Stock issuable upon the exercise in full of all Options issued and outstanding immediately prior to the Closing.

“GAAP” means United States generally accepted accounting principles applied on a consistent basis.

“General Enforceability Exceptions” has the meaning set forth in Section 4.2(b).

“Governmental Authority” means any government or political subdivision, whether federal, state, local or foreign, or any agency or instrumentality of any such government or political subdivision, or any federal, state, local or foreign court or arbitrator.

“Hazardous Material” means any pollutant, toxic substance, including asbestos and asbestos-containing materials, hazardous waste, hazardous material, hazardous substance, contaminant, petroleum, and petroleum-containing materials, radiation and radioactive materials and polychlorinated biphyenyls as defined in, or subject to regulation under, any Environmental Law.

“Holdco” has the meaning set forth in the preamble.

“Holdco Stockholders Agreement” means that certain Stockholders Agreement, dated as of May 28, 2010, among Holdco and the stockholders party thereto.

“Holdco’s Knowledge” or words of similar import, when used in connection with any representation, warranty, covenant or agreement contained in this Agreement, means to the best of the knowledge of Wim Huijs and Aaron Hamer after due inquiry of the Senior Management Team, without any other independent inquiry.  If any representation, warranty or other provision in this Agreement refers to notice or written notice having been delivered or received by Holdco or the Sellers, such representation, warranty or other provision shall be interpreted to include only any notice to the individuals listed in the immediately preceding sentence or any notice of which one of such individuals has knowledge or any notice to a member of the Senior Management Team.

“Indemnified Party” has the meaning set forth in Section 10.4(a).

“Indemnifying Party” has the meaning set forth in Section 10.4(a).

“Initial Purchase Price” has the meaning set forth Section 2.2(a).

“Intellectual Property” means any and all patents and patent applications, trademarks, Internet domain names and uniform resource locators, trade secrets and copyrights and registrations and applications for registration of any of the foregoing.

“Interim Financial Statements” has the meaning set forth in Section 5.6(a).

“IRS” means the Internal Revenue Service.

“Law” means any law, statute, ordinance or regulation of any Governmental Authority.

“Leased Real Property” has the meaning set forth in Section 5.9.

“Liens” means any mortgage, lien, pledge or other similar encumbrance.

“Losses” has the meaning set forth in Section 10.1.

“Material Adverse Effect” means any change, occurrence or development that has a material adverse effect on the results of operations, assets or financial condition of Holdco; provided that none of the following will be deemed, either alone or in combination to constitute, and none of the following will be taken into account in determining whether there has been a Material Adverse Effect: any change, effect, event, occurrence, state of facts or development (a) in the financial or securities markets, currency exchanges or the economy in general, (b) arising out of, resulting from or attributable to changes in Laws or interpretations thereof, or changes in accounting standards, requirements or principles (including GAAP), (c) in the industries, markets or geographical areas in which Holdco or Enginetics operates in general to the extent that such change, effect, event, occurrence, state of facts or development does not disproportionately impact Holdco or Enginetics, (d) arising out of, resulting from or attributable to the announcement, execution or performance of this Agreement or the consummation of the transactions contemplated hereby, including by reason of the identity of the Buyer or any communication by the Buyer or any of its Affiliates regarding its plans or intentions with respect to the business of Holdco and Enginetics, (e) arising out of, resulting from or attributable to any action taken by Holdco or Enginetics as contemplated or permitted by this Agreement or with the Buyer’s consent, (f) arising out of, resulting from or attributable to any natural disaster or any acts of terrorism, sabotage, military action or war (whether or not declared) or any escalation or worsening thereof, whether or not occurring or commenced before or after the date of this Agreement, (g) arising out of, resulting from or attributable to any action required to be taken under any Law or Order or any existing Contract by which Holdco or Enginetics (or any of their respective assets or properties) is bound or (h) resulting from communications from or with customers of Enginetics relating solely to the disclosure of the Buyer as the indirect acquirer of Enginetics.

“Material Contracts” has the meaning set forth in Section 5.12(a).

“Material Customers” has the meaning set forth in Section 5.20(a).

“Material Suppliers” has the meaning set forth in Section 5.20(b).

“Net Working Capital” means the amount by which (a) the Current Assets exceed (b) the Current Liabilities; provided, that the calculation of Net Working Capital shall exclude Cash, Selling Expenses, Debt and any other asset or liability that is not taken into account under the heading “Current Assets and Current Liabilities to be Included in Net Working Capital” in Exhibit A attached to Schedule 2.2(a).

“New Facts” has the meaning set forth in Section 10.4(c).

“Occupational Safety and Health Laws” means Laws designed to provide safe and healthful working conditions and to reduce occupational safety and health hazards.

“Option Agreements” has the meaning set forth in Section 2.5.

“Option Consideration” has the meaning set forth in Section 2.2(b)(ii).

“Optionholder” has the meaning set forth in the preamble.

“Options” means options to purchase shares of Common Stock pursuant to the Option Agreements.

“Order” means any order, judgment, ruling, decree or writ of any Governmental Authority.

“Outside Date” has the meaning set forth in Section 9.1(b).

“Over Paying Seller” has the meaning set forth in Section 10.3(g).

“Owned Intellectual Property” means all Intellectual Property owned by Holdco or Enginetics.

“Parties” has the meaning set forth in the preamble.

“Payoff Letters” means the letters provided by the lenders or other holders of Debt to Holdco in connection with the repayment of Holdco Debt as contemplated hereby.

“Permits” means any license, permit, authorization, certificate of authority or qualification that has been issued or granted by any Governmental Authority.

“Permitted Liens” means (a) Liens arising under agreements governing Holdco Debt, all of which will be released on the Closing Date, (b) Liens for Taxes, assessments and other charges of Governmental Authorities not yet due and payable or that may be paid thereafter without penalty or the amount or validity of which is being contested, (c) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties, (d) mechanics’, materialman’s, workmens’, repairmen’s, warehousemen’s, supplier’s, vendor’s, carriers’, landlords’ or other similar Liens arising or incurred in the ordinary course of business or by operation of Law, (e) pledges or deposits to secure obligations under workers or unemployment compensation Laws or to secure public or statutory obligations, (f) with respect to the Leased Real Property:  (i) easements, covenants, conditions and restrictions of record which do not materially interfere with the conduct of the business of Holdco and/or Enginetics, (ii) easements, covenants, conditions and restrictions not of record as to which no material violation or encroachment exists or, if such violation or encroachment exists, as to which the cure of such violation or encroachment would not materially interfere with the conduct of the business of Holdco and/or Enginetics, (iii) any condition that may be shown by a current, accurate survey that does not materially interfere with the conduct of the business of Holdco and/or Enginetics and (iv) any zoning or other governmentally established restrictions or encumbrances, (g) other Liens, if any, that do not have and would not reasonably be expected to have a Material Adverse Effect, and (h) any other matters approved by the Buyer, including those restrictions, reservations, covenants, limitations and conditions described on Schedule 1.1(p) hereto.

“Person” means any individual, sole proprietorship, partnership, corporation, limited liability company, joint venture, unincorporated society or association, trust or other legal entity or Governmental Authority.

“Plan” has the meaning set forth in Section 2.5.

“Post-Closing Straddle Period” has the meaning set forth in Section 11.4.

“Pre-Closing Straddle Period” has the meaning set forth in Section 11.4.

“Pre-Closing Tax Period” means any Tax period ending on or before the Closing Date.

“Preferred Stock” has the meaning set forth in Section 5.3(a).

“Proceeding” means any suit, legal proceeding or administrative enforcement proceeding before any Governmental Authority.

“Purchase Price” means an aggregate amount equal to $55,200,000 (the “Base Amount”), adjusted as follows:

(i)

increased by the aggregate amount of Cash as of the Determination Time;

(ii)

increased by the amount, if any, by which the Closing Working Capital exceeds the Target Working Capital;

(iii)

reduced by the amount, if any, by which the Target Working Capital exceeds the Closing Working Capital;

(iv)

reduced by the aggregate amount of Debt outstanding as of the Closing;

(v)

reduced by the Selling Expenses;

(vi)

reduced by the Escrow Amount;

(vii)

reduced by the Aggregate Preferred Stock Amount; and

(viii)

reduced by the Expense Reserve Holdback.

“Realized Tax Benefit” means the amount of any cash Tax savings for any taxable period calculated by measuring the difference between the amount of Taxes that the Buyer or its Affiliates (including Holdco and Enginetics after the Closing Date) would pay to a Taxing Authority without taking into account any deductions, credits, losses or other Tax attributes resulting from the Tax Benefits and the amount of Taxes that the Buyer or its Affiliates

(including Holdco and Enginetics after the Closing Date) pay taking into account the deductions, credits, losses or other Tax attributes resulting from the Tax Benefits, assuming that such deductions, credits, losses or other Tax attributes are the first item of deduction, credit, losses or other Tax attributes on any Tax Return.

“Release” means any releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing, depositing, leaching or dumping of a Hazardous Material into the Environment whether intentional or unintentional.

“Released Party” has the meaning set forth in Section 12.19.

“Releasees” has the meaning set forth in Section 2.5.

“Representative” has the meaning set forth in Section 12.17.

“Response Period” has the meaning set forth in Section 10.4(b).

“Responsible Party” has the meaning set forth in Section 10.4(c).

“Securities Act” means the Securities Act of 1933, as amended.

“Seller Released Party” has the meaning set forth in Section 12.19.

“Selling Expenses” means (a) all of the fees, costs and expenses payable by Holdco or Enginetics to outside legal counsel, accountants, advisors, brokers and other third parties (including BlackArch Partners LP and Baker & Hostetler LLP) incurred by Holdco or Enginetics on or on behalf of the Sellers in connection with the consummation of the transactions contemplated hereby and (b) transaction bonuses payable to employees of Holdco and Enginetics in connection with the consummation of the transactions contemplated hereby, including, without limitation, pursuant to the sale bonus letter agreements specifically listed on Schedule 1.2.

“Senior Management Team” means Wim Huijs, Donald Hainley, Christopher Routhier, Aaron Hamer and Stanley Matthews.

“Settlement Amounts” has the meaning set forth in Section 2.2(d).

“Share Amount” means an amount equal to the quotient of (a) the Initial Purchase Price plus the aggregate exercise price payable by all Optionholders, pursuant to the terms of their respective Option Agreements, upon the full and complete exercise of their respective Options and (b) the Fully Diluted Shares.

“Shares” means, collectively, all of the issued and outstanding shares of Preferred Stock and all of the issued and outstanding shares of Common Stock of Holdco.

“Solvent” has the meaning set forth in Section 6.7.

“Special Escrow Amount” has the meaning set forth in Schedule 10.2(c).

“Special Escrow Termination Date” has the meaning set forth in the Escrow Agreement.

“Stockholder” has the meaning set forth in the preamble.

“Straddle Period” has the meaning set forth in Section 11.4.

“Target Working Capital” means $7,900,000.

“Tax” means any federal, state, local or foreign net income, alternative or add-on minimum tax, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, similar governmental fee or other similar assessment or similar charge of any kind whatsoever, (including liability for Taxes imposed on another Person, whether incurred or borne as a transferee or successor or by contract or otherwise)together with any interest penalties, additions to tax or additional amounts imposed by any Taxing Authority.

“Tax Benefits” means the aggregate amount of (a) the Selling Expenses to the extent deductible for income Tax purposes, (b) the capitalized financing costs and expenses that become currently deductible by Holdco and/or Enginetics for income tax purposes as a result of the satisfaction of Holdco Debt on the Closing Date, and (c) to the extent currently deductible under U.S. federal, state, or local Tax law by Holdco, the Aggregate Option Consideration and any amount deductible in connection with the exercise on or before the Closing Date of any options to purchase Common Stock of Holdco held by any employee or director of Holdco or Enginetics.

“Tax Matter” has the meaning set forth in Section 11.2.

“Tax Returns” means all Tax returns, statements, reports, claim for refund, information statements and forms related to Taxes required to be filed with any Taxing Authority.

“Taxing Authority” means any Governmental Authority responsible for the administration or imposition of any Tax.

“Threatened” means a claim, Proceeding or dispute, if any demand or statement has been made in writing or any notice has been given in writing that would lead a prudent Person to conclude that such a claim, Proceeding or dispute is likely to be asserted, commenced, taken or otherwise pursued in the future.

“Transfer Taxes” has the meaning set forth in Section 11.6.

“True Up Amount” has the meaning set forth in Section 10.3(g).

“Under Paying Seller” has the meaning set forth in Section 10.3(g).

ARTICLE II
SALE AND PURCHASE

2.1

Purchase and Sale of the Shares and the Options

.  On the terms and subject to the conditions set forth in this Agreement, at Closing (a) each Stockholder shall sell, assign, transfer and deliver to the Buyer all of the Shares owned by such Seller, free and clear of all Liens, and the Buyer shall purchase from each Stockholder, the Shares owned by such Stockholder for the consideration specified in Section 2.2 and (b) in exchange for the Option Consideration paid by Holdco pursuant to Section 2.2(b)(ii), each Optionholder’s Option shall be cancelled as set forth in Section 2.2(b)(ii) and Section 2.5.

2.2

Determination and Payment of Initial Purchase Price

.

(a)

Not later than three days prior to the Closing Date, the Representative shall deliver to the Buyer an estimated consolidated balance sheet of Holdco and Enginetics as of the Determination Time together with a statement (the “Estimated Closing Statement”) containing the Representative's good faith estimates of Closing Working Capital, Cash as of the Determination Time, Debt as of Closing, Selling Expenses as of the Closing and the Aggregate Preferred Stock Amount as of the Closing, and the Representative’s calculation of the Purchase Price based on such estimates (the “Initial Purchase Price”). The Estimated Closing Statement and all computations and determinations contained therein shall be made and prepared in accordance with (i) GAAP applied in a manner consistent with the accounting principles and methods (including judgments and estimation methods) applied in the preparation of the Audited Financial Statements for the fiscal year ended September 30, 2013 and (ii) with the principles of preparation set forth in Schedule 2.2(a).

(b)

The Initial Purchase Price will be paid by the Buyer at the Closing as follows:

(i)

each Stockholder holding Common Shares shall receive for each Common Share held of record by such Stockholder at the time of Closing, an amount equal to the Share Amount payable by bank wire transfer of immediately available funds to the account (or accounts) identified by each such Stockholder; and

(ii)

each Optionholder shall receive with respect to the Option held by such Optionholder at the time of Closing, an amount equal to (A) the product of (1) the aggregate number of shares of Common Stock issuable upon exercise in full of such Option, and (2) the excess, if any, of the Share Amount over the per-share exercise price of such Option (the “Option Consideration”) less (B) any applicable Taxes required to be withheld (the aggregate amount payable to all Optionholders is referred to as the “Aggregate Option Consideration”).  The Buyer shall pay the Aggregate Option Consideration to Holdco, who shall, in turn, pay such portions of the Aggregate Option Consideration to the applicable Optionholders as promptly as practicable thereafter.  As of the Closing Date, each Option will become no longer exercisable, but will be cancelled and settled in return for the consideration set forth in this Section 2.2(b)(ii) and the release set forth in Section 2.5.

(c)

With respect to each share of Preferred Stock issued and outstanding as of immediately prior to the Closing, the Buyer shall pay or cause to be paid to each holder of Preferred Stock an amount equal to the Preferred Stock Liquidation Value (as defined in the Amended and Restated Certificate of Incorporation of Holdco), as such amount is determined and certified by the Chief Financial Officer of Holdco, payable by bank wire transfer of immediately available funds to the account (or accounts) identified by each such holder of shares of Preferred Stock.  The aggregate amount payable to all Preferred Stockholders in respect of all Preferred Stock issued and outstanding at Closing is referred to as the “Aggregate Preferred Stock Amount”.

(d)

At the Closing, the Buyer shall (i) on behalf of Holdco, pay or cause to be paid all Debt outstanding as of the Closing in full to the party or parties entitled thereto pursuant to the Payoff Letters, (ii) on behalf of the Sellers, Holdco or any of their respective Affiliates, pay or cause to be paid the Selling Expenses to the Persons entitled thereto, (iii) pay or cause to be paid the Escrow Amount into one or more escrow accounts to be held by the Escrow Agent in accordance with the terms of the Escrow Agreement, and (iv) pay or cause to be paid an amount equal to the Expense Reserve Holdback to the Representative or its designee on behalf of the Sellers (collectively, the “Settlement Amounts”).

2.3

Purchase Price Adjustment

.

(a)

Post-Closing Adjustment.

(i)

No later than 60 days after the Closing Date, the Buyer shall cause Holdco to prepare and deliver to the Representative a consolidated balance sheet of Holdco and Enginetics as of the Determination Time together with a statement (the “Closing Statement”) containing the Buyer’s determination of the actual amounts of Closing Working Capital, Cash as of the Determination Time, Debt as of the Closing, Selling Expenses as of the Closing and the Aggregate Preferred Stock Amount as of the Closing, and Buyer’s calculation of the Purchase Price based on such amounts (the “Final Purchase Price”).  The Closing Statement and all computations and determinations contained therein shall be made and prepared in accordance with (i) GAAP applied in a manner consistent with the accounting principles and methods (including judgments and estimation methods) applied in the preparation of the Audited Financial Statements for the fiscal year ended September 30, 2013 and (ii) with the principles of preparation set forth in Schedule 2.2(a).

(ii)

Within 30 days following receipt by the Representative of the Closing Statement, the Representative shall deliver written notice to the Buyer of any dispute it has with respect to the preparation or content of the Closing Statement (a “Dispute Notice”).  If the Representative does not deliver a Dispute Notice within such 30-day period, such Closing Statement will be final, conclusive and binding on the Parties.  If the Representative does deliver a Dispute Notice within such 30-day period, the Buyer and the Representative shall negotiate in good faith to resolve each disputed item raised therein (each an “Disputed Item”).  If the Buyer and the Representative, notwithstanding such good faith effort, fail to resolve such dispute within 30 days after the Buyer's receipt of the Dispute Notice, the Buyer and the Representative jointly shall engage the Arbitration Firm to resolve each outstanding Disputed Item.  As promptly as practicable thereafter (but in no event later than 30 Business Days after the engagement of such Arbitration Firm), the Buyer and the Representative shall each prepare and submit a brief (to include such party's calculations with regard to any Disputed Items) to the Arbitration Firm (with a copy to the Buyer and/or the Representative, as applicable).  As soon as practicable thereafter, the Buyer and the Representative shall cause the Arbitration Firm to choose one of the party's positions based solely upon the briefs submitted by the Buyer and the Representative.  The party whose position is not accepted by the Arbitration Firm shall be responsible for all of the fees and expenses of the Arbitration Firm.  All determinations made by the Arbitration Firm will be final, conclusive and binding on the Parties.

(b)

Access.  For purposes of complying with the terms set forth in this Section 2.3, each Party shall cooperate with and make available to the other Party and its representatives all information, records, data and working papers and shall permit access to its facilities and personnel, as reasonably may be required in connection with the preparation and analysis of the Closing Statement and the resolution of any disputes thereunder.

(c)

Downward Adjustment.  If the Final Purchase Price (as finally determined pursuant to Section 2.3(a)(ii)) is less than Initial Purchase Price paid on the Closing Date, then the Representative and the Buyer shall deliver a joint written authorization to the Escrow Agent within two Business Days from the date on which the Final Purchase Price finally is determined pursuant to Section 2.3(a)(ii) authorizing the Escrow Agent to release from the Base Escrow Amount an amount of cash equal to up to $50,000 of such shortfall to the Buyer within five Business Days from the date on which the Final Purchase Price is finally determined pursuant to Section 2.3(a)(ii).  If the Base Escrow Amount is insufficient to pay the full amount of such shortfall to the Buyer or if the such shortfall amount exceeds $50,000, then each Seller shall pay its Allocable Share of the unpaid portion of such shortfall, or such amount in excess of $50,000 within five Business Days from the date on which the Final Purchase Price is finally determined pursuant to Section 2.3(a)(ii) by bank wire transfer of immediately available funds to the accounts designated in writing by the Buyer to the Representative prior to the date such payment is due hereunder.

(d)

Upward Adjustment.  If the Final Purchase Price (as finally determined pursuant to Section 2.3(a)(ii)) is greater than the Initial Purchase Price paid on the Closing Date, then the Buyer shall, within five Business Days from the date on which the Final Purchase Price is finally determined pursuant to Section 2.3(a)(ii), pay or cause to be paid to each applicable Seller its Allocable Share of such excess.  With respect to the amounts due to the Sellers, such amounts shall be paid or caused to be paid by the Buyer within five Business Days from the date on which the Final Purchase Price is finally determined pursuant to Section 2.3(a)(ii) by bank wire transfer of immediately available funds to the accounts designated in writing by the Representative to the Buyer prior to the date such payment is due hereunder.

2.4

Escrow

.  In connection with the Closing, the Sellers, the Buyer and the Escrow Agent shall enter into the Escrow Agreement.  At the Closing, the Buyer shall deliver to the Escrow Agent an amount equal to the Escrow Amount for deposit into one or more separate escrow accounts that will be available to satisfy (i) any adjustments pursuant to Section 2.3(c), and (ii) the Sellers’ indemnification obligations set forth in Article X.  The Escrow Amount shall be held and distributed pursuant to this Agreement and the Escrow Agreement.  The fees and expenses of the Escrow Agent shall be borne 50% by the Sellers and 50% by the Buyer.

2.5

Cancellation of Options

.  Each Optionholder was granted the Options set forth next to such Optionholder's name on Schedule 2.5 pursuant to Holdco's 2010 Stock Option Plan (the “Plan”), and one or more stock option agreements entered into thereunder with Holdco (the “Option Agreements”).  Effective as of the Closing, in consideration of the payment of each Optionholder's Option Consideration (as determined pursuant to Section 2.2(b)(ii)), each Optionholder hereby irrevocably and unconditionally forfeits and surrenders his or her Options to Holdco for cancellation.  Each Optionholder acknowledges and agrees that upon receipt of the payment of his or her Option Consideration, such Optionholder shall have no right to purchase any shares of Common Stock, and hereby fully, finally and forever releases, discharges and covenants not to sue and otherwise agrees not to enforce any claim, cause of action, right, title or interest against Holdco, Enginetics, or their Affiliates, past and present directors and officers and the respective successors, assigns, heirs, legal representatives, executors, administrators and Affiliates of the foregoing (collectively, the “Releasees”) of, from and with respect to any and all claims, demands, covenants, actions, causes of action, judgments, obligations, contracts, agreements, debts and liabilities whatsoever, whether known or unknown, suspected or unsuspected, both at law and in equity, that such Optionholder or such Optionholder's heirs, executors, administrators, legal representatives, successors and assigns now have, have ever had or may have after the date hereof against the respective Releasees on account of, arising out of or relating in any way to the Options, the right to purchase shares of Common Stock or any other rights under the Plan or the Option Agreements.

ARTICLE III
CLOSING AND DELIVERIES

3.1

Closing

.  The closing of the transactions contemplated hereby (the “Closing”) will take place remotely via the exchange of documents and signatures on the second Business Day following the satisfaction or waiver of each of the conditions set forth in ARTICLE VIII (other than those conditions that are to be satisfied at the Closing), or on such other date or at such other time and place as the Buyer and the Representative mutually agree in writing (the “Closing Date”).  All proceedings to be taken and all documents to be executed and delivered by all Parties at the Closing will be deemed to have been taken and executed simultaneously and no proceedings will be deemed to have been taken nor documents executed or delivered until all have been taken, executed and delivered.

3.2

Deliveries by the Sellers

.  At the Closing, the Sellers shall deliver or cause to be delivered to the Buyer the following items:

(a)

a copy of the Escrow Agreement, duly executed by the Representative for and on behalf of the Sellers;

(b)

the original stock certificate(s) representing the Shares, with duly executed stock power(s) attached in proper form for transfer;

(c)

certificates of good standing for Holdco and Enginetics each issued by the Secretary of State of the State of Delaware and the Secretary of State of the State of Ohio, their respective states of incorporation;

(d)

share certificate(s) in respect of all of the issued shares in Enginetics;

(e)

the articles of incorporation of Enginetics certified by the Secretary of State of the State of Ohio and a copy of the code of regulations of Enginetics, certified by an officer of Enginetics on behalf of Enginetics and not in his individual capacity;

(f)

the certificate of incorporation of Holdco certified by the Secretary of State of the State of Delaware and a copy of the bylaws of Holdco, certified by an officer of Holdco on behalf of Holdco and not in his individual capacity;

(g)

the Payoff Letters reflecting all outstanding Debt as of the Closing Date and containing a commitment to deliver any necessary UCC termination statements or other releases as may be reasonably required to evidence the satisfaction of the Debt;

(h)

written resignations of the directors and officers of Holdco and Enginetics set forth on Schedule 3.2(h);

(i)

a certificate from an officer of Holdco, given by him on behalf of Holdco and not in his individual capacity, to the effect that the conditions set forth in Sections 8.3(a) and 8.3(b) have been satisfied; and

(j)

such other instruments or documents  in form and substance as may be reasonably necessary and satisfactory to Buyer to consummate the contemplated transaction hereunder and to comply with the terms of this Agreement

3.3

Deliveries by the Buyer

.  At the Closing, the Buyer shall deliver to the Representative or the Persons identified below the following items:

(a)

the Initial Purchase Price, the Settlement Amounts and the Aggregate Preferred Stock Amount, paid in accordance with Section 2.2 to the Persons entitled thereto;

(b)

a copy of the Escrow Agreement, duly executed by the Buyer, to the Escrow Agent and the Representative;

(c)

a certificate of an officer of the Buyer, given by him on behalf of the Buyer and not in his individual capacity, to the effect that the conditions set forth in Section 8.2(a) and 8.2(b) have been satisfied; and

(d)

such other instruments or documents  in form and substance as may be reasonably necessary and satisfactory to Buyer to consummate the contemplated transaction hereunder and to comply with the terms of this Agreement.

ARTICLE IV
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Except as set forth in the disclosure schedule attached hereto (the “Disclosure Schedule”), each Seller, solely on his or its behalf and not on behalf of or with respect to any other Seller, represents and warrants to the Buyer that the statements contained in this Article IV are true and correct as of the date hereof (unless expressly provided otherwise in the representation).

4.1

Organization and Power

.  Such Seller has all requisite power and authority and full legal capacity to execute and deliver this Agreement and to perform his or its obligations hereunder. Each Seller that is an entity is duly organized, validly existing and in good standing under the Laws of the state of its incorporation or formation.

4.2

Authorization and Binding Obligation

.

(a)

The execution, delivery and performance of this Agreement by such Seller and the consummation of the transactions contemplated hereby have been duly and validly authorized by all requisite action, and no other proceedings on his or its part are necessary to authorize the execution, delivery or performance of this Agreement.  This Agreement has been duly executed and delivered by such Seller.

(b)

Assuming the due authorization, execution and delivery by the Buyer, this Agreement constitutes the legal, valid and binding obligations of such Seller, enforceable against such Seller in accordance with its terms subject to applicable bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and the availability of equitable remedies (the “General Enforceability Exceptions”).

4.3

Ownership

.  Such Seller owns beneficially and of record all of the Shares  and/or Options listed opposite such Seller’s name in Section 4.3 of the Disclosure Schedule.  Such Seller has the power to sell, assign, transfer and deliver such Shares to the Buyer in accordance with this Agreement, free and clear of all Liens, voting trusts and restrictions on transfer of any nature whatsoever and without the consent of any third parties, except for restrictions on transfer imposed by or pursuant to federal or state securities laws and except restrictions contained in any agreement that will be terminated on or before the Closing Date.  The delivery by the Sellers of the Shares in accordance with this Agreement will transfer good and marketable title to all of the Shares to the Buyer, free and clear of any Liens (except restrictions on transfer imposed by federal and state securities law).

4.4

Brokers

.  Except for BlackArch Partners LP, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Holdco, Enginetics or any Seller.

ARTICLE V
REPRESENTATIONS AND WARRANTIES OF HOLDCO AND THE SELLERS

Except as set forth in the Disclosure Schedule, Holdco and the Sellers represent and warrant to the Buyer that the statements contained in this Article V are true and correct as of the date hereof (unless expressly provided otherwise in the representation).

5.1

Existence and Good Standing; Power and Authority

.  Holdco is a corporation duly incorporated and validly existing under the laws of the State of Delaware.  Enginetics is duly incorporated and validly existing under the laws of the State of Ohio.  Each of Holdco and Enginetics has all necessary corporate power and authority to own, operate, use or lease the properties and assets now owned, operated, used or leased by it and to carry on its business as it is currently conducted. Each of Holdco and Enginetics is duly licensed or qualified to do business and is in good standing (or its equivalent) in each jurisdiction in which the properties owned or leased by it or the operation of its business as currently conducted makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing would, individually or in the aggregate, not reasonably be expected to have a Material Adverse Effect.

5.2

Validity and Enforceability

.  Holdco has the requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated herein and therein have been duly and validly authorized by all necessary corporate action on the part of Holdco.  This Agreement and each of the Ancillary Agreements have been duly executed and delivered by Holdco and, assuming due authorization, execution and delivery by the Buyer, represent the legal, valid and binding obligation of Holdco, enforceable against it in accordance with their respective terms, subject to the General Enforceability Exceptions.

5.3

Capitalization of Holdco and Enginetics

.

(a)

The authorized capital stock of Holdco consists of (i) 1,870,000 shares of Common Stock, $0.01 par value per share (the “Common Stock”), of which 1,567,327 shares are issued and outstanding and are owned beneficially and of record by the Sellers as set forth in Section 5.3 of the Disclosure Schedule, and (ii) 200,000 shares of Class A Preferred Stock, $0.01 par value per share (the “Preferred Stock”), of which 146,700 shares are issued and outstanding and are held beneficially and of record by the Sellers as set forth in Section 5.3 of the Disclosure Schedule.

(b)

The authorized capital stock of Enginetics consists of 100 shares of Common Stock, without par value, of which 60 shares are issued and outstanding and all of which are owned beneficially and of record by Holdco.

(c)

All of the outstanding equity securities of Holdco and Enginetics have been duly authorized and validly issued and are fully paid and non-assessable.  There are no Contracts relating to the issuance, sale or transfer by either Holdco or Enginetics of any equity securities or other securities of either company other than the Options.  Except for the Options, there are no outstanding or authorized options, warrants, rights, agreements or commitments to which either Holdco or Enginetics or any of the Sellers is a party or which are binding on Holdco or Enginetics providing for the issuance, disposition or acquisition of any of their respective capital stock.  There are no outstanding or authorized stock appreciation rights, phantom stock or similar rights with respect to either Holdco or Enginetics.  Except as set forth on Section 5.3 of the Disclosure Schedule, there are no agreements, voting trusts, proxies or undertandings with respect to the voting, or registration under the Securities Act, of any Shares.  All of the issued and outstanding Shares and Options were issued in compliance with applicable federal and state securities laws.

5.4

Subsidiaries

.  Enginetics is the only direct or indirect subsidiary of Holdco.  Enginetics does not own any subsidiaries.

5.5

No Conflict; Required Filings and Consents

.

(a)

Neither the execution and delivery by Holdco of this Agreement or the Ancillary Agreements to which Holdco is a party, nor the consummation by Holdco of the transactions contemplated herein or therein, nor compliance by Holdco with any of the provisions hereof or thereof, will (i) conflict with or result in a breach of any provisions of the certificate of incorporation or bylaws of Holdco, (ii) except as set forth in Section 5.5(a) of the Disclosure Schedule, constitute or result in the breach of any term, condition or provision of, or constitute a default under, or give rise to any right of termination, cancellation or acceleration with respect to, or result in the creation or imposition of a Lien upon any property or assets of Holdco, pursuant to any Contract to which Holdco is a party, and that would in any such event, have a Material Adverse Effect, (iii) to Holdco’s Knowledge, give any Governmental Authority the right to challenge any of the transactions contemplated by this Agreement, or (iv) subject to receipt of the requisite approvals referred to in Section 5.5(b) of the Disclosure Schedule, violate any Order or Law applicable to Holdco or any of its properties or assets.

(b)

Other than as set forth in Section 5.5(b) of the Disclosure Schedule, no consent of any Person is required to be obtained by Holdco for the consummation by Holdco of the transactions contemplated in this Agreement and that if not obtained would have a Material Adverse Effect.

5.6

Financial Statements

.

(a)

Copies of the following financial statements have been delivered to the Buyer or have been made available to the Buyer for its review: (i) the audited consolidated balance sheet of Holdco and Enginetics as at September 30, 2012, and at September 30, 2013 (the “2013 Balance Sheet”), and the related consolidated statements of income, changes in stockholders’ equity, and cash flows for the years then ended, together with the notes thereto (the “Audited Financial Statements”), and (ii) the unaudited consolidated balance sheet of Holdco and Enginetics as of June 30, 2014 (the

“Balance Sheet Date”), and the related unaudited consolidated statement of income for the nine-month period then ended (the “Interim Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”).

(b)

The Audited Financial Statements have been prepared in accordance with GAAP and fairly present, in all material respects, the financial position of Holdco and Enginetics as of September 30, 2012 and as of September 30, 2013, and the results of their operations and their cash flow for the years then ended in accordance with GAAP.  The Interim Financial Statements have been prepared by management in accordance with GAAP (except for the absence of footnote disclosure and year-end adjustments).

(c)

All accounts receivable of Holdco and Enginetics set forth in the Interim Financial Statements or arising after the date thereof represent sales actually made in the ordinary course of business or valid claims as to which full performance has been rendered by Enginetics and, to Holdco’s Knowledge, are collectable in full within 120 days of their respective due dates, subject to (i) any reserve for returns and bad debts taken into account in the calculation of Net Working Capital and (ii) any uncollectability due to the bankruptcy, insolvency, or dissolution of any debtor.  The reserve set forth in the Financial Statements against the accounts receivable for returns and bad debts has been calculated in a manner consistent with past practice. Since September 30, 2013, neither Holdings nor Enginetics has canceled, or agreed to cancel, in whole or in part, any accounts receivable except in the ordinary course of business consistent with past practice.  All inventory (other than raw material inventory) reflected on the Interim Financial Statements have been valued at the lower of cost or market value on a first-in, first-out basis in accordance with GAAP.  All raw material inventory reflected on the Interim Financial Statements have been valued at the lower of cost (weighted average cost method) or market in accordance with GAAP.  The reserves established on the Interim Financial Statements in connection with inventory have been established in accordance with GAAP in a manner consistent with past practice.

(d)

The spreadsheet attached hereto as Schedule 5.6(d) has been prepared from the books and records of Enginetics and fairly presents, in all material respects, the consolidated profitability of sales by Enginetics of the parts identified therein for (i) the fiscal years ended September 30, 2012 and 2013, and (ii) the nine month period ended June 30, 2014.

5.7

Conduct of Business

.  Except for the transactions contemplated hereby or as set forth in Section 5.7 of the Disclosure Schedule, since the Balance Sheet Date (a) Holdco and Enginetics have conducted their respective businesses and operations in the ordinary course of business consistent with past practices, (b) there has not been any change that has had or would have had or reasonably be expected to have a Material Adverse Effect, and (c) none of Holdco or Enginetics has taken any action that if taken after the date hereof would constitute a violation of Section 7.1.

5.8

Taxes

.  Except as set forth on Section 5.8 of the Disclosure Schedule:

(a)

Each of Holdco and Enginetics has filed all Tax Returns that it was required to file and has paid or withheld all Taxes owed (whether or not shown, orrequired to be shown, on Tax Returns) thereon as due and owing and made provision for payment of all Taxes for which Holdco or Enginetics has received an assessment but are not yet due and payable.  All such Tax Returns as they relate to the amount of Taxes shown as payable on such Tax Returns were correct and complete in all material respects and such Tax Returns correctly reflected in all material respects the facts regarding the income, business assets, operations, activities, status and other matters of Holdco and Enginetics to the extent that such facts were required to be shown thereon.  None of the Tax Returns filed by or on behalf of Holdco and Enginetics contain a disclosure statement under form Section 6661 of the Code or Section 6662 of the Code (or any similar provision of state, local or foreign Tax Law).

(b)

Neither Holdco nor Enginetics has agreed to any extension or waiver of the statute of limitations applicable to any Tax Return, or agreed to any extension of time with respect to a Tax assessment or deficiency, which period (after giving effect to such extension or waiver) has not yet expired.

(c)

Neither Holdco nor Enginetics is a party to any Tax allocation or sharing agreement.

(d)

There are no Liens for unpaid Taxes on the assets of Holdco or Enginetics, except Liens for current Taxes not yet due and payable.

(e)

As of the date of this Agreement, none of the Tax Returns filed by or on behalf of Holdco and Enginetics or Taxes payable by or on behalf of Holdco and Enginetics have an audit, action, suit claim, examination, deficiency, assessment or other Proceeding by any Taxing Authority currently pending, or to Holdco’s Knowledge, Threatened.

(f)

Neither Holdco nor Enginetics (i) has been a member of an affiliated group of corporations within the meaning of Section 1504 of the Code (other than a group the common parent of which is Holdco) or (ii) has any liability for Taxes of any Person (other than Holdco and Enginetics) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), as a transferee or successor or by contract.

(g)

No private letter rulings, technical advice memoranda or similar agreements or rulings have been requested, entered into or issued by any Taxing Authority with respect to Holdco and Enginetics.

(h)

Neither Holdco nor Enginetics is a party to or member of any joint venture, partnership, limited liability company or other arrangement or contract with any third party which could be treated as a partnership for federal income Tax purposes.

(i)

Neither Holdco nor Enginetics will be required to include any items of income in, or exclude any items of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date as a result of (i) any change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481(c) of the Code (or any corresponding or similar provision of state, local or foreign income tax law); (ii) any “closing agreement” as described in Section 7121 of the Code (or any corresponding or similar provision of state, local or foreign income tax law); (iii) any installment sale or open transaction made on or prior to the Closing Date; (iv) any prepaid amount received on or prior to the Closing Date; (v) the cash basis method of accounting or percentage of completion method of accounting; or (vi) an election under Section 108(i) of the Code.  Neither Holdco nor Enginetics has been a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(l)(A)(ii) of the Code.  Neither Holdco nor Enginetics is a foreign person within the meaning of Section 1445 of the Code.

(j)

Since May 28, 2010, neither Holdco nor Enginetics has ever distributed the stock of any corporation in a transaction satisfying the requirements of Section 355 of the Code, and the stock of Holdco and Enginetics has not been distributed in a transaction satisfying the requirements of Section 355 of the Code.

(k)

Neither Holdco nor Enginetics is or, since May 28, 2010, has been, a party to, or a promoter of, a "reportable transaction" within the meaning of Section 6707A(c) of the Code and Treasury Regulations Section 1.6011-4(b) (or any comparable provisions of state, local or foreign Law).

(l)

Except as disclosed on Section 5.8 of the Disclosure Schedule, neither Holdco nor Enginetics holds any assets, nor has any operations or has any liability for any Tax in any jurisdiction other than a jurisdiction located in the United States.

(m)

Except as disclosed in Section 5.8(m) of the Disclosure Schedule, since May 28, 2010, to Holdco’s Knowledge, Holdco and Enginetics have timely and accurately filed all required unclaimed property reports with all applicable state entities and each has settled all liabilities due to such state entities.

Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties in this Section 5.8 are the sole representations and warranties of Holdco and the Sellers relating to Tax matters.

5.9

Real Property

.  Neither Holdco nor Enginetics owns any real property.  Section 5.9 of the Disclosure Schedule contains a complete and accurate description in all material respects of all of the real property leased by Holdco or Enginetics (the “Leased Real Property”) including the amount of the security deposit, if any thereunder, a street address, legal description and the leases, subleases, options and commitments, oral or written, to which Holdco or Enginetics is a party or is otherwise bound or affected relating to the Leased Real Property (the “Leased Real Property Agreements” and each, a “Leased Real Property Agreement”). .  The Leased Real Property listed in Section 5.9 of the Disclosure Schedule comprises all material real property interests used in the conduct of the business and operations of Holdco and Enginetics as now conducted.  All Leased Real Property is held under leases or subleases that are, in all material respects, valid instruments enforceable in accordance with their respective terms, except as limited by the General Enforceability Exceptions.  There are no written or oral modifications, alterations or amendments of or to the Leased Real Property Agreements.  Neither Holdco nor Enginetics is in default under any of the terms and provisions of any Leased Real Property Agreement and to Holdco’s Knowledge, no landlord under any lease or sublease for the Leased Real Property is in default of any of its obligations thereunder.  To Holdco’s Knowledge, there are no defaults, offsets, counterclaims or defenses pursuant to the Leased Real Property Agreements, and Holdco has not received any notice of any default, offset, counterclaim or defense pursuant to any Leased Real Property Agreement.  As of Closing, there will be no agreements in place, and binding upon Buyer, regarding the payment of any leasing commissions to any party with respect to the Leased Real Property.  With respect to the Leased Real Property:

(a)

No amount payable under any lease or sublease for the Leased Real Property is past due;

(b)

Holdco and Enginetics have complied with all material commitments and obligations on their respective parts to be performed or observed in connection with the Leased Real Property;

(c)

Holdco has not received any notice of default (other than defaults which have been waived or cured) pursuant to a Leased Real Property Agreement or any other written communication calling upon either Holdco or Enginetics to comply with any provision of a Leased Real Property Agreement or asserting noncompliance and, except for events, and conditions which have been waived or cured; and

(d)

Except as set forth on Section 5.9 of the Disclosure Schedule and except for Permitted Liens, there does not exist any security interest, lien, encumbrance or claim of others (excluding the lessor) created or suffered to exist on the leasehold interest created in connection with the Leased Real Property.

Enginetics has good and valid title to the leasehold estates under the Leased Real Property Agreements, free and clear of all liens, except for Permitted Liens.

To Holdco’s Knowledge, the current use and operation of the Leased Real Property is in compliance in all material respects with all applicable Laws, including without limitation laws relating to parking, zoning and land use, and public and private covenants and restrictions.  Neither Holdco nor Enginetics has received written notice of non-compliance with any applicable Laws that has not been cured, except to the extent any such non-compliance would not have a Material Adverse Effect.

5.10

Personal Property

.  Holdco or Enginetics has good and valid title to all of the personal properties and assets, tangible or intangible, reflected in the Financial Statements as being owned by Holdco and Enginetics, free and clear of all Liens except for Permitted Liens, excluding properties and assets purchased or otherwise acquired, sold or disposed of by Holdco or Enginetics since the date of the Financial Statements in the ordinary course of business.

5.11

Intellectual Property

.  Section 5.11 of the Disclosure Schedule sets forth a true, correct and complete list, with the application number, application date, registration/issue number, registration/issue date, title or mark, country or other jurisdiction and owner(s), as applicable, a complete and correct list of all the following registered Owned Intellectual Property as of the date of this Agreement:  (a) patents; (b) trademarks and applications therefor; (c) copyrights and applications therefor; and (d) domain names.  Holdco or Enginetics owns and possesses, free and clear of all Liens, other than Permitted Liens, all right, title and interest in and to the Owned Intellectual Property set forth in Section 5.11 of the Disclosure Schedule, or has the right to use pursuant to a valid and enforceable license, all other Intellectual Property used or held for use in the operation of the business of Holdco or Enginetics as currently conducted.  All Owned Intellectual Property are currently in compliance with all formal legal requirements relating to registration, continuance and maintenance of such Owned Intellectual Property (including payment of any filing, examination, maintenance, affidavit of use and other fees).  Except pursuant to a Contract set forth in Section 5.11 of the Disclosure Schedule, neither Holdco nor Enginetics has, other than through shrink wrap or click wrap software licenses, licensed any Intellectual Property from any Person, nor has Holdco or Enginetics granted any license or other right that permits or enables anyone other than Holdco or Enginetics to use any of the Owned Intellectual Property.  Except as set forth in Section 5.11 of the Disclosure Schedule, neither Holdco nor Enginetics has received any written notice of any claim and, to Holdco’s Knowledge, there is no Threatened  claim, against Holdco or Enginetics asserting that any of the Owned Intellectual Property infringes upon or otherwise conflicts with the Intellectual Property of any Person, nor has Holdco or Enginetics within the last two years given any notice to any Person asserting infringement by such Person of any of the Owned Intellectual Property.  Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties in this Section 5.11 are the sole representations and warranties of Holdco and the Sellers relating to intellectual property matters.

5.12

Material Contracts

.

(a)

Set forth in Section 5.12(a) of the Disclosure Schedule is a true, correct and complete list, as of the date of this Agreement, of the following agreements (the “Material Contracts”):

(i)

each partnership or joint venture agreement to which Holdco or Enginetics is a party;

(ii)

each agreement limiting the right of Holdco or Enginetics to engage in or compete with any Person in any business or in any geographical area;

(iii)

each management, consulting, severance or similar agreement, and each employment agreement to which Holdco or Enginetics is a party that is not already set forth in Section 5.18(a) of the Disclosure Schedule;

(iv)

each Contract to which Holdco or Enginetics is a party guaranteeing any indebtedness obligation or liability of a Person other than Holdco or Enginetics;

(v)

each Contract containing a written warranty, guaranty and/or other similar undertaking with respect to contractual performance extended by Holdco or Enginetics other than in the ordinary course of business as currently conducted;

(vi)

each executory Contract involving performance or delivery of goods or materials by Holdco or Enginetics of an amount or value in excess of $100,000.

(vii)

each Contract to which Holdco or Enginetics is a party with a Governmental Authority (a “Government Contract”); and

(viii)

each other Contract that involves payments over the life thereof by or to Holdco or Enginetics in excess of $100,000.

(b)

Each of the Material Contracts is in full force and effect and is a legal, valid and binding contract or agreement of Holdco or Enginetics, as applicable, subject only to the General Enforceability Exceptions, and there is no actual or Threatened material default or material breach by Holdco or Enginetics, or, to Holdco’s Knowledge, any other party, in the timely performance of any obligation to be performed or paid thereunder or any other material provision thereof.  True and correct copies of all Material Contracts have been made available to Buyer.  Except as set forth in Section 5.12 of the Disclosure Schedule, the transfer of the Shares contemplated by this Agreement will not result in any default, penalty or modifications to any such Material Contract.

(c)

Neither Enginetics nor Holdco has small business status, small disadvantaged business status, protégé status or other similar preferential status and, in the last three years, neither Enginetics nor Holdco has been awarded a Government Contract because of such status.  With respect to each Government Contract, to Holdco’s Knowledge, there are no pending or Threatened: (i) civil fraud or criminal investigations by any government investigative agency, (ii) suspension or debarment proceedings (or equivalent proceedings) against Enginetics or Holdco, (iii) requests by the government for a contract price adjustment based on a claim disallowance by the Office of Inspector General or Defense Contract Audit Agency or similar agency, or claim of defective pricing, or (iv) disputes between Enginetics or Holdco and a Governmental Authority.

5.13

Insurance

.  Section 5.13 of the Disclosure Schedule sets forth a true, correct and complete list, as of the date of this Agreement, all policies of insurance covering Holdco and Enginetics and their respective businesses, and such policies are in full force and effect as of the date of this Agreement and shall so remain through the Closing (except to the extent any such policy expires and is renewed in the ordinary course of business.  All such policies of insurance have been made available to Buyer.  Section 5.13 of the Disclosure Schedule describes any self-insurance arrangement by or affecting Holdco and/or Enginetics, including any reserves established thereunder and identifies all insurance policies (other than insurance policies related to employees or benefits) for all policy years since May 28, 2010 through the current policy year.  All policies of insurance to which either Holdco or Enginetics is a named insured:

(a)

to Holdco’s Knowledge are sufficient for compliance with all applicable Laws and Contracts to which Holdco and/or Enginetics is a party; and

(b)

do not provide for any retrospective premium adjustment on the part of Holdco or Enginetics.

Holdco and Enginetics have paid all insurance premiums due, and have otherwise performed all of their respective obligations and complied with all conditions, under each insurance policy to which Holdco and/or Enginetics is a named insured or that provides coverage to Holdco, Enginetics, directors, officers, fiduciaries or employees thereof, and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policies.

5.14

Litigation and Orders

.  As of the date of this Agreement, except as set forth in Section 5.14 of the Disclosure Schedule, there are no Proceedings pending, or, to Holdco’s Knowledge, Threatened, against Holdco or Enginetics or that challenges or that may have the effect of preventing, delaying, making illegal or otherwise interfering with any of the transactions contemplated hereby.  Neither Holdco nor Enginetics nor their respective assets are subject to any Order and, to Holdco’s Knowledge, no Seller is subject to any Order that relates to Holdco’s or Enginetics’ business or any of the assets owned or used by Holdco or Enginetics.

5.15

Compliance with Laws

.  Except as set forth in Section 5.15 of the Disclosure Schedule, each of Holdco and Enginetics:

(a)

is in compliance in all material respects with all material Laws and Orders applicable to its business or ownership and use of any of its assets including the Foreign Corrupt Practices Act;

(b)

as of the date of this Agreement, has not received at any time after January 1, 2013, any written notification or other written communication from any Governmental Authority (i) asserting any actual, alleged, possible or potential violation of, or failure to comply with, any Law, (ii) asserting any violation or imposing any fine, penalty, action or abatement that has not been fully resolved and concluded, or (iii) threatening to revoke any Permit owned or held by Holdco or Enginetics or asserting any actual, alleged, possible or potential obligation on the part of Holdco or Enginetics to undertake, or to bear all or any portion of the cost of any remedial action of any nature; and

(c)

No products currently manufactured and sold by Enginetics are subject to an FAA Airworthiness Directive and since January 1, 2011, no products manufactured and sold by Enginetics have been subject to an FAA Airworthiness Directive.

5.16

Permits

.  Section 5.16 of the Disclosure Schedule contains a true, correct and complete list, as of the date of this Agreement, of all Permits issued to Holdco or Enginetics that are currently used by Holdco or Enginetics in connection with their respective businesses and to permit Holdco and Enginetics to each own and use its assets in the manner in which it currently owns and uses or contemplates using such assets.  No such Permit shall terminate solely as a result of the transfer of the Shares pursuant to this Agreement.  Each of Holdco and Enginetics is in compliance with all such Permits, all of which Permits are in full force and effect.

5.17

Labor Matters

.  Neither Holdco nor Enginetics is a party to any collective bargaining agreements.  As of the date hereof, (a) no labor union or other collective bargaining unit represents any of Holdco’s or Enginetics’s employees, (b) to Holdco’s Knowledge, there is no union campaign being conducted to solicit cards from employees to authorize a union to request a National Labor Relations Board certifications election with respect to Holdco’s or

Enginetics’s employees, and (c) there are no labor violations, labor disputes, charges or complaints pending or, to Holdco’s Knowledge, Threatened.

5.18

Employee Benefit Plans

.

(a)

Section 5.18(a) of the Disclosure Schedule sets forth a true, correct and complete list of (i) all “employee benefit plans,” as defined in Section 3(3) of ERISA, (ii) all other severance pay, salary continuation, bonus, incentive, stock option, retirement, pension, profit sharing or deferred compensation plans, contracts, programs, funds or arrangements of any kind and (iii) all other employee benefit plans, contracts, programs, funds, or arrangements in respect of any employees, directors, officers or stockholders of Holdco or Enginetics that are sponsored or maintained by Holdco or Enginetics or with respect to which Holdco or Enginetics has made or is required to make payments, transfers or contributions (all of the above being hereinafter individually or collectively referred to as “Employee Plan” or “Employee Plans,” respectively).

(b)

Copies of the following materials have been delivered or made available to the Buyer:  (i) all current plan documents for each Employee Plan, (ii) all determination letters from the IRS with respect to any of the Employee Plans, (iii) all current summary plan descriptions, summaries of material modifications, annual reports, and summary annual reports with respect to any of the Employee Plans and (iv) all current trust agreements, insurance contracts, and other documents relating to the funding or payment of benefits under any Employee Plan.

(c)

Each Employee Plan has been maintained, operated, and administered in compliance in all material respects with its terms and any related documents or agreements and in compliance in all material respects with all applicable Laws including, but not limited to funding requirements, if applicable, for each Employee Plan and no material past service funding liabilities exist under any of the Employee Plans.

(d)

Each Employee Plan required by Law or the terms of the Employee Plan to be authorized by the Board of Directors have been duly authorized by the Board of Directors and, if required by Law or by the terms of the Employee Plan, by the Sellers.  There are no pending or, to Holdco’s Knowledge, Threatened audits or investigations by any Governmental Authority with respect to any Employee Plan.

(e)

To the extent required by GAAP, Holdco and Enginetics each has made appropriate entries in each of their financial records and statements for all material obligations and liabilities under each Employee Plan and other benefit obligations that have accrued but are not due.

(f)

Neither Sellers nor Holdco nor Enginetics has any legally binding commitment to provide welfare benefit plans (within the meaning of Section 3(1) of ERISA) that provides for continuing benefits or coverage for any former employees or retirees of either Holdco or Enginetics including but not limited to retiree medical benefits, other than coverage or benefits mandated by Section 4980B of the Code or applicable Law.

(g)

Neither Holdco nor Enginetics currently has an obligation to contribute to a “defined benefit plan” as defined in Section 3(35) of ERISA, a pension plan subject to the funding standards of Section 302 of ERISA or Section 412 of the Code or a “multiemployer plan” as defined in Section 3(37) of ERISA or Section 414(f) of the Code.

(h)

Except as set forth in Section 5.18(h) of the Disclosure Schedule, neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will result in (i) any payment becoming due to any employee (current, former or retired) of Holdco  or Enginetics, (ii) an increase in any compensation, benefits or funding to any employee of Holdco or Enginetics (current, former or retired) payable by Holdco, or (iii) the acceleration of the time of payment or vesting of any such benefits.

(i)

Except as set forth in Section 5.18(i) of the Disclosure Schedule, no amount that could be received (whether in cash or property or the vesting of property) as a result of any of the transactions contemplated by this Agreement by any employee, officer or director of Holdco or any of its Affiliates who is a “disqualified individual” (as such term is defined in Treasury Regulation Section 1.280G-1) under any employment, severance or termination agreement, other compensation arrangement or Employee Plan currently in effect would be characterized as an “excess parachute payment” (as such term is defined in Section 280G(b)(1) of the Code).

Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties in this Section 5.18 are the sole representations and warranties of Holdco and Sellers relating to employee benefit matters.

5.19

Environmental

.  Except as set forth in Section 5.19 of the Disclosure Schedule:

(a)

to Holdco’s Knowledge, Holdco and Enginetics are in compliance in all material respects with all Environmental Laws and Occupational Safety and Health Laws applicable to their use of the Leased Real Property;

(b)

at no time since May 28, 2010 did Holdco or Enginetics Release any Hazardous Material on, upon, adjacent to, into or under the Leased Real Property that requires cleanup, remediation, abatement or any other type of response action by Holdco or Enginetics pursuant to any Environmental Law;

(c)

except as has been resolved or as would not reasonably be expected to have a Material Adverse Effect, neither Holdco nor Enginetics (i) has received written notice under the citizen suit provisions of any Environmental Law; (ii) has received any written notice, demand, complaint or claim under any Environmental Law; (iii) is subject to or, to Holdco’s Knowledge, Threatened  with any governmental or citizen enforcement action or investigation with respect to any Environmental Law; or (iv) is subject to any decree, order, writ, judgment or injunction issued pursuant to any Environmental Law and

(d)

to Holdco’s Knowledge, there currently are effective all Permits required under any Environmental Law that are necessary for Holdco’s or Enginetics’s activities and operations at the Leased Real Property.

Notwithstanding anything to the contrary contained in this Agreement, the representations and warranties in this Section 5.19 are the sole representations and warranties of Holdco and Sellers relating to environmental matters.

5.20

Customers and Suppliers

.

(a)

Section 5.20(a) of the Disclosure Schedule sets forth the top ten customers of Holdco and Enginetics on a consolidated basis (based on the dollar amount of sales to such customers) for the 12-month period ending June 30, 2014 (the “Material Customers”).  Except as set forth in Section 5.20(a) of the Disclosure Schedule, (i) none of the members of the Senior Management Team has received written or verbal notice that any Material Customer intends to terminate its relationship with Holdco or Enginetics or to substantially reduce the amount of business it provides to Holdco or Enginetics; and (ii) neither Holdco nor Enginetics is involved in any dispute with any Material Customer that, individually or in the aggregate, could reasonably be anticipated to have a Material Adverse Effect.

(b)

Section 5.20(b) of the Disclosure Schedule sets forth the top ten suppliers of Holdco and Enginetics on a consolidated basis (based on the dollar amount of purchases from such suppliers) for the 12-month period ending June 30, 2014 (“Material Suppliers”).  Except as set forth in Section 5.20(b) of the Disclosure Schedule, (i) neither Holdco nor Enginetics has received verbal or written notice that any Material Supplier intends to terminate its relationship with Holdco or Enginetics; and (ii) neither Holdco nor Enginetics is involved in any dispute with any Material Supplier that, individually or in the aggregate, could reasonably be anticipated to have a Material Adverse Effect.

5.21

Related Party Transactions

.  Except as set forth in Section 5.21 of the Disclosure Schedule, no Seller (a) currently has any direct or indirect interest (i) in any Person that is a customer, supplier or competitor of Holdco or Enginetics or (ii) in any material property or asset that is owned or used by Holdco or Enginetics in the conduct of its business or (b) is a party to any agreement or transaction with Holdco or Enginetics (other than employment agreements entered into in the ordinary course of business and the Advisory Services Agreement).

5.22

Brokers

.  Except for BlackArch Partners LP, no broker, finder or similar agent has been employed by or on behalf of Holdco or Enginetics, and no Person with which Holdco or Enginetics has had any dealings or communications of any kind is entitled to any brokerage commission or finder’s fee in connection with this Agreement or the transactions contemplated hereby.

5.23

Condition of Assets

.  As of the date hereof, the buildings, plants, structures, machinery, tools, dies, furniture, fixtures and equipment of Holdco and Enginetics including the

Leased Real Property are structurally sound and are in good and serviceable operating condition and repair, ordinary wear and tear excepted.  To Holdco’s Knowledge, the buildings, plants, structures, machinery and equipment of Holdco and Enginetics have been maintained in accordance with prudent business standards as utilized by privately-held companies of similar size and scope of operations as Enginetics.

5.24

Books and Records

.  All accounting books, ledgers, records, minute books, share certificate books and corporate seals, where applicable, of Holdco and Enginetics and all other records of or concerning Holdco and Enginetics are located at the business premises of each respective company.  The books of account, minute books, stock record books, and other records of Holdco and Enginetics are complete and correct in all material respects and, since May 28, 2010, have been maintained in accordance with commercially reasonable business practices.  The minute books of Holdco and Enginetics contain materially accurate and complete records of all meetings held of, and corporate action taken by, the stockholders, the Boards of Directors, and committees of the Boards of Directors of Holdco and Enginetics respectively, in each case since May 28, 2010.

5.25

No Undisclosed Liabilities

.  Neither Holdco nor Enginetics has any material liabilities or obligations of any nature (whether Threatened, known or unknown and whether absolute, accrued, contingent, or otherwise) that are required to be reflected in Holdco’s or Enginetics’ Financial Statements except for (a) liabilities or obligations reflected or reserved against in the Interim Financial Statements, (b) current liabilities incurred since the Interim Financial Statements in the ordinary course of business since the date thereof and which are comparable in type and amount to liabilities for prior periods, (c) liabilities reflected in the Closing Financial Statements, (d) liabilities or obligations arising pursuant to Contracts and (e) liabilities or obligations that are not required by GAAP to be reflected in the Financial Statements.

5.26

No Material Adverse Effect

.  Since September 30, 2013, neither Holdco nor Enginetics has suffered any Material Adverse Effect nor has any event, act or condition occurred that would reasonably be expected to result in a Material Adverse Effect.

5.27

Employees

.  Section 5.27 of the Disclosure Schedule contains (a) a complete and accurate list, as of August 1, 2014, of the name, job title (to the extent applicable), and current rate of compensation for each Holdco and Enginetics employee, officer and director, and (b) a list of each such employee/officer who has entered into a contract for employment or a confidentiality/assignment of inventions agreement with Holdco and Enginetics, a copy of which has been provided to Buyer.  Except as set forth in Section 5.27 of the Disclosure Schedule, to Holdco’s Knowledge, no employee with annual compensation in excess of seventy-five thousand dollars ($75,000) or group of at least five (5) employees has any plans to terminate employment with either Holdco or Enginetics.  There are no Proceedings pending or, to Holdco’s Knowledge, Threatened involving any employee with annual compensation in excess of seventy-five thousand dollars ($75,000) or any group of at least five (5) employees of Holdco or Enginetics.  Each of Holdco and Enginetics is in compliance in all material requests with all applicable federal, state and municipal Occupational Safety and Health Laws concerning or affecting employees of their respective companies.  Except as set forth on Section 5.27 of the Disclosure

Schedule, neither Holdco nor Enginetics has been since March 1, 2011, or is, subject to any adverse rulings, findings or determinations of unlawful employment practices or violations of applicable Laws relating to labor relations, and Sellers have not received any written notice of any pending or Threatened investigation, Proceeding, labor dispute or litigation relating to any unlawful employment practice claim or claims or violations of other applicable Laws relating to labor relations.

5.28

Product Warranty

.  Neither Holdco nor Enginetics has any warranty policies.  To Holdco’s Knowledge, there are no material warranty liabilities or recalls of Enginetics’ products, and no material claims for service, repair, replacement, refund, recall or claims for other product-related remedies that are pending, or are reasonably anticipated to be presented with respect to Enginetics’ products.

5.29

Product Liability

.  Section 5.29 of the Disclosure Schedule contains a true, correct and complete list and summary description of all written outstanding liabilities, claims or obligations, absolute or (to Holdco’s Knowledge) contingent, pending or (to Holdco’s Knowledge) Threatened arising from or alleged to arise from any actual or alleged injury to persons or property as a result of the ownership, possession or use of any product assembled or sold by Holdco or Enginetics prior to the Closing, including but not limited to any claims arising from or alleged to arise from any actual or alleged exposure to asbestos and/or asbestos containing materials.  All such pending claims are fully covered by product liability insurance subject to applicable deductibles and reserves and available limits of coverage or if not are noted on Section 5.29 of the Disclosure Schedule.  To Holdco’s Knowledge, there are no recalls, Threatened or pending, and no report has been filed or required to have been filed with respect to any products of Holdco or Enginetics under any applicable statute or regulation.

5.30

Delivery of Documents

.  True, correct and complete copies of all notices and other instruments and documents, including all amendments, supplements and modifications thereto, listed in the Disclosure Schedule have been made available in the data room to Buyer.

5.31

No Other Representations and Warranties

.  EXCEPT AS EXPRESSLY SET FORTH IN ARTICLE IV AND THIS ARTICLE V, NEITHER HOLDCO NOR ANY SELLER MAKES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT LAW OR IN EQUITY, IN RESPECT OF HOLDCO OR ENGINETICS OR ANY OF THEIR RESPECTIVE ASSETS, LIABILITIES OR OPERATIONS, INCLUDING WITH RESPECT TO MERCHANTABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE, AND ANY SUCH OTHER REPRESENTATIONS OR WARRANTIES ARE HEREBY EXPRESSLY DISCLAIMED.  BUYER HEREBY ACKNOWLEDGES AND AGREES THAT, EXCEPT TO THE EXTENT SPECIFICALLY SET FORTH IN ARTICLE IV AND THIS ARTICLE V, THE BUYER IS ACQUIRING THE SHARES ON AN “AS IS, WHERE IS” BASIS.  THE DISCLOSURE OF ANY MATTER OR ITEM IN ANY SCHEDULE HERETO WILL NOT BE DEEMED TO CONSTITUTE AN ACKNOWLEDGEMENT THAT ANY SUCH MATTER IS REQUIRED TO BE DISCLOSED.

ARTICLE VI
REPRESENTATIONS AND WARRANTIES OF THE BUYER

The Buyer represents and warrants to the Sellers as follows:

6.1

Investor Representations

.  The Shares are being acquired solely for investment for the Buyer’s own account, not as a nominee or agent and not with a view to the resale or distribution of any part thereof, and the Buyer has no present intention of selling, granting a participation in, or otherwise distributing the same.  The Buyer understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act that depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Buyer’s representations as expressed herein.  The Buyer understands that the Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Buyer must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available.  The Buyer understands that no public market now exists for the Shares and that Holdco has made no assurances that a public market will ever exist for the Shares.  The Buyer is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

6.2

Existence and Good Standing

.  The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware.

6.3

Validity and Enforceability

.  The Buyer has the requisite corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which the Buyer is a party, and to consummate the transactions contemplated hereby and thereby.  The execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated herein and therein have been duly and validly authorized by all necessary corporate action on the part of the Buyer.  This Agreement has been duly and validly executed and delivered by the Buyer and constitutes the legal, valid and binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms, except as limited by the General Enforceability Exceptions.

6.4

No Conflict; Required Filings and Consents

.

(a)

Neither the execution and delivery by the Buyer of this Agreement or the Ancillary Agreements to which the Buyer is a party, nor the consummation by the Buyer of the transactions contemplated herein or therein nor compliance by the Buyer with any of the provisions hereof, will conflict with or result in a breach of any provisions of the certificate of incorporation or bylaws or equivalent organizational documents of the Buyer, that would have a material adverse effect on the ability of the Buyer to consummate the transactions contemplated hereby, or (iii) subject to receipt of the requisite approvals referred to in Section 6.4(b) of the Disclosure Schedule, violate any Order or Law applicable to the Buyer.

(b)

Other than as set forth in Section 6.4(b) of the Disclosure Schedule, no consent is necessary for the consummation by the Buyer of the transactions contemplated in this Agreement.

6.5

Litigation

.  There is no Proceeding pending that relates to this Agreement or the transactions contemplated hereby or, to the knowledge of the Buyer, Threatened, against or affecting the Buyer or any of its Affiliates that challenges the validity or enforceability of this Agreement or seeks to enjoin or prohibit consummation of, or seek other material equitable relief with respect to, the transactions contemplated by this Agreement or that would reasonably be expected to impair or delay the Buyer’s ability to consummate the transactions contemplated by this Agreement.

6.6

Brokers

.  No broker, finder or similar agent has been employed by or on behalf of the Buyer, and no Person with which the Buyer has had any dealings or communications of any kind is entitled to any brokerage commission or finder’s fee in connection with this Agreement or the transactions contemplated hereby.

6.7

Solvency

.  Immediately after giving effect to the transactions contemplated hereby, the Buyer and its subsidiaries (including Holdco and Enginetics) will be Solvent.  As used herein, “Solvent” means, with respect to any Person, that (a) the assets of such Person, at a present fair saleable valuation, exceeds the sum of its debts (including contingent and unliquidated debts); (b) the present fair saleable value of the assets of such Person exceeds the amount that will be required to pay such Person’s probable liability on its existing debts as they become absolute and matured; (c) such Person has adequate capital to carry on its business; and (d) such Person does not intend or believe it will incur debts beyond its ability to pay as such debts mature.

6.8

Independent Investigation; No Reliance

.  In connection with its investment decision, the Buyer and/or its representatives have inspected and conducted such reasonable independent review, investigation and analysis (financial and otherwise) of Holdco and Enginetics as desired by the Buyer.  The purchase of the Shares by the Buyer and the consummation of the transactions contemplated hereby by the Buyer are done entirely on the basis of the Buyer’s own investigation, analysis, judgment and assessment of the present and potential value and earning power of Holdco and Enginetics, as well as those representations and warranties by Holdco and the Sellers, as applicable, specifically and expressly set forth in Article IV and Article V (in each case, as modified by the Disclosure Schedule as modified or supplemented hereunder).  The Buyer acknowledges that neither Holdco nor any Seller has made any representations or warranties to the Buyer regarding the probable success or profitability of Holdco, Enginetics or their respective businesses.  The Buyer further acknowledges that none of the Sellers or Holdco or any other Person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding Holdco, Enginetics, their respective businesses or the transactions contemplated by this Agreement not specifically and expressly set forth in Article IV or Article V (in each case, as modified by the Disclosure Schedule as modified or supplemented hereunder) and none of the Sellers, Holdco or any other Person will have or be subject to any liability to the Buyer or any other Person resulting from the distribution to the Buyer or its representatives or the Buyer’s use of any such information.

6.9

Financing

.  The Buyer has sufficient funds available to deliver the Initial Purchase Price, the Aggregate Preferred Stock Amount and the Settlement Amounts and to consummate the transactions contemplated by this Agreement.

ARTICLE VII
COVENANTS AND AGREEMENTS

7.1

Interim Operations of Holdco and Enginetics

.  Prior to the Closing Date or the earlier termination of this Agreement, except as set forth in Schedule 7.1 or as contemplated by this Agreement or the Ancillary Agreements, unless the Buyer has previously consented in writing thereto (which consent will not be unreasonably withheld), the Sellers shall not permit Holdco or Enginetics to:

(a)

except in the ordinary course of business consistent with past practice, (i) acquire, or dispose of, any material property or assets, (ii) mortgage or encumber any property or assets other than with Permitted Liens, or (iii) cancel any debts owed to or claims held by Holdco or Enginetics;

(b)

enter into or terminate (other than through performance) any Contract that would constitute a Material Contract, except a Contract made in the ordinary course of business consistent with past practice;

(c)

engage in any transaction with, or enter into any Contract with, any Affiliates of Holdco, except to the extent required by Law or any existing Contracts;

(d)

except in the ordinary course of business, (i) increase the salary of or pay any bonuses to any officer or employee, (ii) make or grant any increase in any Employee Plan, or amend or terminate any existing material Employee Plan, or adopt any new Employee Plan other than as required by Law or an existing contract, (iii) make any commitment or incur any liability to any labor organization, (iv) make any loans, pay any perquisites or other compensation to any stockholder, director, officer, or employee, or (v) enter into any employment, severance or similar Contract with any director, officer or employee;

(e)

make any material change to its accounting methods, principles or practices, except as may be required by GAAP;

(f)

make any amendment to its certificate of incorporation or bylaws or equivalent organizational documents;

(g)

(i) change, issue or sell any capital stock or options, warrants, security convertible into such capital stock, grant of any registration rights,  or other rights to purchase any capital stock of Holdco or Enginetics,  (ii) split, combine or subdivide the capital stock of Holdco or Enginetics;

(h)

enter into a new line of business or abandon or discontinue an existing line of business;

(i)

pay any long term debt except as in accordance with normal scheduled maturities for any long term debt;

(j)

increase or establish any reserve for Taxes or other liabilities on its books or otherwise provide therefor, except for Taxes or other liabilities relating to the ordinary course of business of Holdco or Enginetics  since the date of the Interim Financial Statements; or write up or down the value of inventory or determine as collectable any notes or accounts receivable that were previously considered to be uncollectible, except for write-ups or write-downs in accordance with GAAP in the ordinary course of business consistent with past practice; or

(k)

make or authorize of any capital expenditure in excess of $100,000 for any individual commitment, except as may be necessary for ordinary repair, maintenance or replacement of assets.

7.2

Reasonable Access; Confidentiality; Consents

.

(a)

From the date hereof until the Closing Date or the earlier termination of this Agreement, and subject to applicable Law, the Sellers shall cause Holdco and Enginetics to give the Buyer and its representatives, upon reasonable notice to the Representative, reasonable access, during normal business hours, to the assets, properties, books, records, agreements and employees of Holdco and Enginetics and shall cause Holdco and Enginetics to permit the Buyer to make such inspections as the Buyer reasonably may require and to furnish the Buyer during such period with all such information relating to Holdco and Enginetics as the Buyer may from time to time reasonably request.  Notwithstanding anything to the contrary contained in this Agreement, neither Holdco nor Enginetics is required to provide any information or access that such Person believes could violate applicable Law, including antitrust laws, or the terms of any confidentiality agreement or confidentiality provision in any contract, impact any privilege, including the attorney/client privilege, or otherwise be competitively sensitive.  Nothing contained in this Agreement shall be construed to give to the Buyer, directly or indirectly, rights to control or direct Holdco’s or Enginetics’s operations prior to the Closing.  It is expressly understood and agreed that, without the prior written consent of Holdco, which consent may be granted or withheld in Holdco’s sole and absolute discretion, nothing in this Agreement may be construed to grant the Buyer or any of its Affiliates the right to perform any environmental sampling or testing on any of Holdco’s or Enginetics’s properties prior to the Closing.

(b)

From the date hereof until the Closing Date or the earlier termination of this Agreement, the Buyer shall not, without the prior written consent of Holdco, contact, in any manner, any customers or suppliers of Holdco or Enginetics with respect to any matters relating to this Agreement or the transactions contemplated hereby.

(c)

Any information provided to or obtained by the Buyer pursuant to Section 7.2(a) will be subject to the Confidentiality Agreement, dated May 14, 2014, by Buyer in favor of Holdco and Enginetics (the “Confidentiality Agreement”), and must be held by the Buyer in accordance with and be subject to the terms of the Confidentiality Agreement.

(d)

The Buyer agrees to be bound by and comply with the provisions set forth in the Confidentiality Agreement as if such provisions were set forth herein, and such provisions are hereby incorporated herein by reference.

(e)

Promptly following execution of this Agreement, Holdco and Buyer will in good faith use their commercially reasonable efforts to schedule calls or in-person meetings (the “Customer Calls”) with the customers set forth on Schedule 7.2(e) (each, a “Specified Customer”) so that all such Customer Calls will be completed no later than 5:00 p.m., eastern time, on August 22, 2014 or such later date as the parties agree based on customers’ availability for calls (the “Customer Last Call Date”).  The Representative or its designee shall have the right to participate in all Customer Calls.  If, in connection with any Customer Call, any Specified Customer indicates to the Buyer that the Specified Customer’s business relationship with Enginetics will be terminated or will be adversely affected in any material respect as a result of the consummation of the transactions contemplated by this Agreement, then Buyer shall have the right, to be exercised by written notice delivered to the Representative no later than 5:00 p.m., eastern time, on September 9, 2014 (the “Expiration Date”), to terminate this Agreement without incurring any liability for such termination. From and after the date hereof and up until  the Closing, the Sellers shall use commercially reasonable efforts to obtain from each Specified Customer identified with an asterisk on Schedule 7.2(e) the written consent of such Specified Customer in accordance with the Contract between such Specified Customer and Enginetics (collectively, the “Consents”). The Buyer shall cooperate with the Sellers in obtaining the Consents.  The Sellers will be responsible for paying all administrative fees and expenses imposed by any Contract or by any Specified Customer in connection with obtaining any Consent.  It is the intent of the Parties that the Closing will occur on the earlier of: (i) two (2) Business Days after September 9, 2014; or (ii) the date that all the Consents have been obtained.  Notwithstanding any other provision of this Section 7.2(e), the Closing shall occur September 11, 2014, regardless of whether all Consents have been obtained as of that date subject only to the satisfaction of the conditions to Closing set forth in Article VIII.

7.3

Publicity

.  Except as may be required to comply with the requirements of any applicable Law, no Party will issue any press release or other public announcement relating to the subject matter of this Agreement or the transactions contemplated hereby without the prior approval of the Buyer and the Representative, which approval no such Party is under any obligation to grant and even if such approval is granted.  Notwithstanding the preceding sentence, (a) after the Closing, either Party will be entitled to issue a “tombstone” or similar advertisement without obtaining the prior approval of any other Party so long as such tombstone or similar advertisement does not disclose the Initial Purchase Price or the Final Purchase Price or other terms of the transaction and (b) no limitation set forth in this Section 7.3 will apply to any Seller or the Representative, or any of their respective Affiliates, with respect to any communications with their limited partners, members, investors, representatives or prospective investors.

7.4

Records

.  With respect to the financial books and records and minute books of Holdco and Enginetics relating to matters on or prior to the Closing Date:  (a) for a period of seven years after the Closing Date, the Buyer shall not cause or permit their destruction or disposal without first offering to surrender them to the Representative, and (b) where there is legitimate purpose, including an audit of any Seller and/or Holdco or Enginetics by the IRS or any other Taxing Authority or an indemnification claim by the Buyer pursuant to Article X hereof, the Buyer shall allow the Sellers and their representatives full and complete access to such books and records during regular business hours.

7.5

Notice of Events

.

(a)

During the period from the date of this Agreement to the Closing Date or the earlier termination of this Agreement, the Buyer shall promptly advise Holdco in writing if it becomes aware of (i) the occurrence, or non-occurrence, of any event of which it has knowledge, which has caused, or could reasonably be expected to cause, any representation or warranty made by the Buyer to be untrue or inaccurate in any material respect at any time after the date of this Agreement and prior to the Closing Date; and (ii) any material failure on the Buyer’s part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.  In addition, the Buyer shall promptly notify Holdco if the Buyer obtains knowledge that any of the representations and warranties of Holdco or any Seller in this Agreement are not true and correct in all material respects, or if the Buyer obtains knowledge of any material errors in, or omissions from, the Schedules or the Disclosure Schedule (including the updated Schedules and updated Disclosure Schedule) to this Agreement.

(b)

During the period from the date of this Agreement to the Closing Date or the earlier termination of this Agreement, Holdco shall promptly advise the Buyer in writing if (i) in Holdco’s Knowledge, there is an occurrence, or non-occurrence, of any event, which has caused, or could reasonably be expected to cause, any representation or warranty made by Holdco or any Seller to be untrue or inaccurate in any material respect at any time after the date of this Agreement and prior to the Closing Date; and (ii) any material failure on Holdco’s part to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder.  If any such event requires any change to the Disclosure Schedule to this Agreement, then Holdco promptly shall deliver to the Buyer a supplement to the Disclosure Schedule specifying such change.  If such updated Disclosure Schedule reflects any event occurring or arising at any time after the date of this Agreement and prior to the Closing Date, then (A) the specified representations and warranties made by Holdco or any Seller will be deemed automatically modified to reflect such event as of the date that such event occurs or arises, and (B) unless the event giving rise to such modification has resulted, individually or in the aggregate with other changes, in a Material Adverse Effect, the Buyer will not have the right to terminate this Agreement on account of such modification of the representations and warranties made by Holdco or any Seller.

(c)

The delivery of any such updated Disclosure Schedule will be deemed to have cured any misrepresentation or breach of warranty that otherwise might have existed hereunder by reason of such event and the Buyer will not have any claim for indemnification for any such event.  In the event of an update that discloses a Material Adverse Effect reflected in a Disclosure Schedule that occurred more than two Business Days prior to the Closing Date, such updated Disclosure Schedule must be delivered to Buyer no later than two Business Days prior to the Closing Date.  In the event of an update that discloses a Material Adverse Effect reflected in a Disclosure Schedule that occurred less than two Business Days prior to the Closing Date, Sellers shall promptly deliver such updated Disclosure Schedule to Buyer (and in any event prior to the Closing Date) and Buyer shall then have the option to extend the Closing Date by a period not to exceed three (3) Business Days from its receipt of the updated Disclosure Schedule disclosing a Material Adverse Effect in order to determine whether it will terminate this Agreement on account of such Material Adverse Effect.

7.6

Indemnification

.

(a)

From and after the Closing Date, Buyer shall, to the fullest extent permitted by applicable Law, cause Holdco to indemnify, defend and hold harmless each Seller who is now, or has been at any time prior to the date hereof, or who becomes prior to the Closing, a director, officer and/or fiduciary of Holdco (each a “Director/Officer/Fiduciary Indemnitee” and collectively, the “Director/Officer/Fiduciary Indemnitees”) against all Damages or, subject to the proviso of the next sentence, amounts paid in settlement, arising out of actions or omissions occurring prior to or at the Closing (and whether asserted or claimed prior to, at or after the Closing) that are, in whole or in part, based on or arise out of the fact that such Person is or was a director, officer and/or fiduciary of Holdco prior to the Closing (the “Director/Officer/Fiduciary Indemnified Liabilities”), but specifically excluding Damages to the extent arising out of fraud, intentional misrepresentation or willful misconduct by any Director/Officer/Fiduciary Indemnitee.  In the event of the occurrence of any such Director/Officer/Fiduciary Indemnified Liability, (A) Buyer shall cause Holdco to pay the reasonable fees and expenses of counsel selected by the Director/Officer/Fiduciary Indemnitees, which counsel shall be reasonably satisfactory to Holdco, promptly after statements therefor are received and otherwise advance to each such Director/Officer/Fiduciary Indemnitee upon request reimbursement of documented expenses reasonably incurred, in either case to the extent not prohibited by applicable law, (B) Buyer, Holdco and the Director/Officer/Fiduciary Indemnitees shall cooperate in the defense of any such matter, and (C) any determination required to be made with respect to whether a Director/Officer/Fiduciary Indemnitee’s conduct complies with the standards set forth under applicable law shall be made by independent counsel mutually acceptable to Buyer and the Director/Officer/Fiduciary Indemnitee (which acceptance shall not be unreasonably withheld, conditioned or delayed); provided, however, that neither Holdco nor the Director/Officer/Fiduciary Indemnitee shall be liable for any settlement effected without its prior written consent (which consent shall not be unreasonably withheld, conditioned or delayed), and provided further, that the foregoing shall be in conformance and compliance with the terms and conditions of any applicable underlying insurance policy.  The Director/Officer/Fiduciary Indemnitees as a group may retain only one law firm (other than any local counsel) with respect to each related matter except to the extent that there is, in the opinion of counsel to an Director/Officer/Fiduciary Indemnitee, under applicable standards of professional conduct, a conflict on any significant issue between positions of such Director/Officer/Fiduciary lndemnitee and any other Director/Officer/Fiduciary Indemnitee.  Buyer shall cause Holdco to obtain and maintain insurance that is commercially sufficient to satisfy Buyer’s and Holdco’s obligations pursuant to this Section 7.6(a).

(b)

To the fullest extent permitted by law, from and after the Closing Date, all rights to indemnification as of the date hereof in favor of the Director/Officer/Fiduciary Indemnitees with respect to their activities as such prior to the Closing, as provided in the charters and bylaws in effect on the Closing Date and pursuant to this Section 7.6 shall survive the Closing and shall continue in effect for a period of five years following the Closing, and neither Buyer nor Holdco shall derogate such rights by taking or failing to take any action.The provisions of this Section 7.6 are intended to be for the benefit of, and will be enforceable by, each indemnified party or insured Person, his or her heirs and his or her representatives and are in addition to, and not in substitution for, any other right to indemnification or contribution that any such Person may have by contract or otherwise.

7.7

Reasonable Best Efforts; Cooperation

.  Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agrees to use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement and to obtain satisfaction or waiver of the conditions precedent to the consummation of the transactions contemplated hereby, including (a) obtaining all of the necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all filings and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid a Proceeding by, any Governmental Authority, (b) obtaining the necessary consents from third parties, (c) defending any Proceeding challenging this Agreement or the consummation of the transactions contemplated hereby, including seeking to have any stay or temporary restraining order entered by any Governmental Authority vacated or reversed, and (d) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement.

7.8

Employee Matters

.  Within 90 days of the Closing, the Buyer shall not take or cause to be taken, or omit to take, any action that would trigger any liability under, the Worker Adjustment Retraining and Notification Act of 1988, as amended, or any similar applicable state or foreign laws.  For the period beginning on the Closing Date through December 31, 2014, the Buyer shall provide to the employees of Holdco and Enginetics immediately prior to the Closing (the “Company Employees”) compensation and benefits that are no less favorable to Company Employees than the compensation and benefits provided to such Company Employees immediately prior to the Closing.  The Buyer shall recognize each Company Employee’s service with Holdco and Enginetics and their respective predecessors as of the Closing as service with the Buyer or its affiliates, as applicable, for all purposes (other than benefit accrual under any defined benefit plans) under Holdco’s, Enginetics’s or the Buyer’s employee welfare benefit plans, employee retirement plans, vacation, disability, severance and other employee benefit plans or policies and any other such plans or policies in which such Company Employees will be entitled to participate on and after the Closing; provided that such recognition of service shall not result in duplication of benefits.  No provision of this Section 7.8 shall (a) create any third party beneficiary or other rights in any employee or former employee (including any beneficiary or dependent thereof) of Holdco or Enginetics or any other Person other than the Parties and their respective successors and permitted assigns, (b) constitute or create an employment agreement or (c) constitute or be deemed to constitute an amendment to any Employee Plan or any employee benefit plan sponsored or maintained by the Buyer or its Affiliates.

7.9

Extended Reporting Period Coverage for Holdco’s and Enginetics’ Liability Insurance Policies Written on a Claims-Made Basis

.  Holdco shall cooperate with all efforts by Buyer to procure additional coverage for extended reporting period coverage, for a period of three years from the Closing Date; for any liability insurance policy written, in whole or in part, on a claims-made basis, in compliance with policy conditions.

7.10

Historic Insurance Policies

.  Holdco and Enginetics shall deliver to Buyer all copies of any historic insurance policies that pre-date May 28, 2010 that are in their possession.

7.11

Outstanding Interest Rate Swaps

.  Holdco and Enginetics shall cause any and all interest rate Swaps to settled and cancelled with the respective counterparty prior to the Closing.

7.12

Uncollected Accounts Receivable

.  To the extent Buyer makes a claim pursuant to Section 10.2(a) as a result of a breach of the representation and warranty in Section 5.6(c), and the amount of Buyer’s Losses as a result thereof is either applied to the Deductible or paid by the Sellers, then Buyer will, upon demand, transfer to the Representative (for the benefit of Sellers and at no cost to Sellers) for collection any uncollected account receivable that was the basis for such claim by Buyer and if Buyer or Enginetics collects upon such previously uncollected account receivable, it shall promptly pay over the proceeds thereof to the Representative (net of any costs of collection).

ARTICLE VIII
CONDITIONS TO CLOSING

8.1

Conditions to Obligations of the Parties

.  The respective obligations of the Sellers, Holdco and the Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (if permitted by applicable Law) at or prior to the Closing of the condition that none of the Parties will be subject to any Order of a court of competent jurisdiction that prohibits the consummation of the transactions contemplated by this Agreement.  If any such Order has been issued, each Party shall use its reasonable best efforts to have any such Order overturned or lifted.

8.2

Conditions to Obligations of Holdco and the Sellers

.  The obligations of Holdco and the Sellers to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (if permitted by applicable Law) at or prior to the Closing of each of the following additional conditions:

(a)

the representations and warranties of the Buyer set forth in this Agreement will be true and correct in all respects (provided that any representation or warranty of the

Buyer contained herein that is subject to a materiality, Material Adverse Effect or similar qualification will not be so qualified for purposes of determining the existence of any breach thereof on the part of the Buyer) as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date), except for such breaches that would not, individually or in the aggregate with any other breaches on the part of the Buyer, materially and adversely affect the ability of the Buyer to consummate the transactions contemplated by this Agreement;

(b)

each of the agreements and covenants of the Buyer to be performed and complied with by the Buyer pursuant to this Agreement prior to the Closing Date will have been duly performed and complied with in all material respects; and

(c)

the Buyer will have delivered the items required by Sections 3.3(a), (b) (c) and (d) of this Agreement.

8.3

Conditions to Obligations of the Buyer

.  The obligations of the Buyer to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver (if permitted by applicable Law) at or prior to the Closing of each of the following conditions:

(a)

the representations and warranties of Holdco and the Sellers set forth in this Agreement will be true, complete and correct in all respects (provided that any representation or warranty of Holdco or any Seller contained herein that is subject to a materiality, Material Adverse Effect or similar qualification will not be so qualified for purposes of determining the existence of any breach thereof on the part of Holdco or the Seller) as of the Closing Date as though made on and as of the Closing Date (except to the extent such representations and warranties speak as of an earlier date), except for such breaches that would not, individually or in the aggregate with any other breaches on the part of Holdco or any Seller, reasonably be expected to have a Material Adverse Effect;

(b)

each of the agreements and covenants of Holdco and the Sellers to be performed and complied with by Holdco or the Sellers pursuant to this Agreement prior to or as of the Closing Date will have been duly performed and complied with in all material respects;

(c)

Holdco will have delivered to the Buyer the items required by Sections 3.2(a), (b), (c), (d), (e), (f), (g), (h) (i) and (j) of this Agreement; and

(d)

there must not have been made or Threatened by any Person any claim asserting that such Person (a) is the holder or the beneficial owner of, or has the right to acquire or to obtain beneficial ownership of, any stock of, or any other voting, equity, or ownership interest in, the Company representing 2% or more of the Fully Diluted Shares, or (b) is entitled to  any portion of the Purchase Price representing the amount that would be payable at Closing to a Seller holding 2% or more of the Fully Diluted Shares.

8.4

Frustration of Closing Conditions

.  None of the Buyer, Holdco or any Seller may rely on the failure of any condition set forth in Section 8.1, Section 8.2 or Section 8.3, as the case may be, to be satisfied if such failure was caused by such Party’s failure to comply with its obligations to consummate the transactions contemplated by this Agreement as required by Section 7.7.

ARTICLE IX
TERMINATION OF AGREEMENT

9.1

Right to Terminate

.  Notwithstanding any other provision of this Agreement, this Agreement may be terminated at any time prior to the Closing Date:

(a)

by the mutual written consent of the Buyer and the Representative (on behalf of the Sellers);

(b)

by the Buyer or the Representative (on behalf of the Sellers), upon written notice to the other Party, if the transactions contemplated by this Agreement have not been consummated on or prior to October 1, 2014 (the “Outside Date”), unless such failure of consummation is due to the failure of the Party seeking such termination to perform or observe in all material respects the covenants and agreements hereof to be performed or observed by such Party;

(c)

by the Buyer or the Representative (on behalf of the Sellers), upon written notice to the other Party, if a Governmental Authority of competent jurisdiction has issued an Order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement, and such Order has become final and non-appealable; provided, however, that the Party seeking to terminate this Agreement pursuant to this Section 9.1(c) has used its reasonable best efforts to remove such Order;

(d)

by the Buyer, Holdco or the Representative (on behalf of the Sellers) if any condition to such Party’s obligations (or the Sellers’ obligations in the case of the Representative) to consummate the transactions contemplated hereby is incapable of being satisfied on or prior to the Outside Date; provided, however, that the right to terminate this Agreement pursuant to this Section 9.1(d) is not available to any Party whose breach of its obligations under this Agreement has been the cause of, or resulted in, the inability of such condition to be satisfied; or

(e)

by the Buyer, within two Business Days after delivery by Holdco of an updated Disclosure Schedule pursuant to Section 7.5 reflecting any event that has resulted in a Material Adverse Effect.

9.2

Effect of Termination

.  In the event of termination of this Agreement pursuant to Section 9.1, no Party will have any liability or any further obligation to any other Party, except as provided in this Section 9.2 and except that nothing herein releases, or may be construed as releasing, any Party from any liability or damage to any other Party arising out of the breaching Party’s breach in the performance of any of its covenants arising under this Agreement.  The obligations of the Parties to this Agreement under Sections 7.2 (as such Section relates to confidentiality), Section 7.3, this Section 9.2, and Article XII will survive any termination of this Agreement.

ARTICLE X
REMEDIES

10.1

Indemnification by the Buyer

.  Subject to the limitations set forth in Section 10.3, the Buyer shall indemnify and hold harmless each Seller from and against any and all out-of-pocket losses, liabilities, claims, damages, penalties, fines, judgments, awards, settlements, costs, fees, expenses (including reasonable attorneys’ fees) and disbursements (collectively, “Losses”) actually incurred by such Seller following the Closing based upon (a) any breach of the representations and warranties of the Buyer contained in this Agreement (including any Schedule attached hereto), and (b) any breach of the covenants or agreements of the Buyer contained in this Agreement (including any Schedule attached hereto).

10.2

Indemnification by the Sellers

.

(a)

Subject to the limitations set forth in Section 10.3, each Seller shall, to the extent of its Allocable Share, indemnify and hold harmless the Buyer from and against any and all Losses actually incurred by the Buyer following the Closing based upon (i) any breach of the representations and warranties of the Sellers and Holdco contained in Article V of this Agreement, (ii) any breach of the covenants or agreements of the Sellers or Holdco contained in this Agreement, and (iii) any Taxes for Pre-Closing Tax Periods and Pre-Closing Straddle Periods to the extent such Taxes exceed Tax accruals in the Closing Statement except to the extent such Taxes result from:  (A) actions taken or caused to be taken by the Buyer or any of its Affiliates (including Holdco) after the Closing or on the Closing Date, (B) actions initiated by the Buyer at the Closing that are not contemplated by this Agreement, or (C) the manner, if any, in which the Buyer or any of its Affiliates finances the transactions contemplated by this Agreement.

(b)

Subject to the limitations set forth in Section 10.3, from and after the Closing, each Seller shall indemnify and hold harmless the Buyer from and against any and all Losses actually incurred by the Buyer following Closing based upon any breach of the representations and warranties made by such Seller in Article IV of this Agreement.

(c)

Subject to the limitations set forth in Section 10.3, each Seller shall, to the extent of its Allocable Share, indemnify and hold harmless the Buyer from and against any and all Losses actually incurred by the Buyer following the Closing based upon any of the matters specifically identified on Schedule 10.2(c).

10.3

Survival; Limitations

.

(a)

The representations and warranties of the Sellers, Holdco and the Buyer contained in this Agreement will survive for a period ending on the 12-month anniversary of the Closing Date (the “Expiration Date”); provided, however, that (i) the Expiration Date for any Claim relating to a breach of the representations and warranties set forth in Section 5.8 (Taxes) will be the expiration of the applicable statute of limitations; (ii) the Expiration Date for any Claim relating to a breach of the representations and warranties set forth in Article IV, Section 5.1 (Existence and Good Standing), Section 5.2 (Validity

and Enforceability), Section 5.3 (Capitalization of Holdco and Enginetics) and Section 5.22 (Brokers) (the “Excluded Representations”) and the representations and warranties in Section 5.15 (Compliance with Laws) as they relate to the Foreign Corrupt Practices Act and in Section 5.19 (Environmental) will be the third anniversary of the Closing Date and (iii) any Claim pending on any Expiration Date for which a Claims Notice has been given in accordance with Section 10.4(a) on or before such Expiration Date may continue to be asserted and indemnified against until finally resolved.  The covenants of the Sellers and the Buyer contained in this Agreement that are to be performed prior to the Closing will terminate on the 12-month anniversary of the Closing Date; provided, however, that the covenants of the Sellers and the Buyer contained in this Agreement that are to be performed at or after the Closing will survive the Closing in accordance with their terms.

(b)

Notwithstanding anything to the contrary contained in this Article X, the Sellers will not have any liability pursuant to Sections 10.2(a) and the Buyer shall not have liability pursuant to Section 10.1 until the aggregate amount of all such Losses sustained by the Indemnified Party (defined below) exceeds an amount equal to $350,000 (the “Deductible”), in which case the Indemnifying Party will be liable for all such Losses to the extent that such Losses exceed such amount, subject to any other limitations in this Section 10.3.  For the avoidance of doubt, the Deductible shall not apply to claims made pursuant to Section 10.2(c).

(c)

Notwithstanding anything to the contrary contained in this Article X, but subject to the limitations in this Section 10.3, the Sellers will not have any liability pursuant to Sections 10.2(a) (other than for breaches of the Excluded Representations for which the following limitation will not apply) in excess of the Base Escrow Amount.  For the avoidance of doubt, the foregoing limitation shall not apply to any claims made pursuant to Section 10.2(c).

(d)

Notwithstanding anything to the contrary contained in this Article X, but subject to the limitations in this Section 10.3, (i) the Sellers will not have any liability pursuant to Section 10.2(a) for breaches of the Excluded Representations in an amount that exceeds 50% of the Base Amount, (ii) no Seller will have any liability pursuant to Section 10.2(b) in an amount that exceeds 50% of the allocable portion of the Base Amount attributable to that Seller pursuant to this Agreement and (iii) the Sellers will not have any liability pursuant to Section 10.2(c) in an amount that exceeds the Base Amount and no Seller will have any liability pursuant to Section 10.2(c) in an amount that exceeds such Seller’s allocable portion of the Base Amount attributable to that Seller pursuant to this Agreement.

(e)

Notwithstanding any other provision of this Agreement, no Seller shall be liable for any indemnification obligation of any other Seller for a breach of the representations and warranties of such other Seller in Article IV, the breach by any other Seller of any covenant or agreement made solely by such other Seller or any fraud perpetrated by such other Seller.  In addition to the other limitations set forth in this Section 10.3, no Seller shall be liable for any indemnification obligation pursuant to

Section 10.2(a) or Section 10.2(c) in an amount greater than its Allocable Share of the Buyer’s Losses.

(f)

Notwithstanding anything to the contrary contained in this Agreement, but subject to the limitations in this Section 10.3, any obligations of the Sellers or any Seller to the Buyer hereunder (i) with respect to all claims other than claims pursuant to Section 10.2(c), will first be drawn against the Base Escrow Amount and if the Base Escrow Amount is reduced to zero, then each Seller shall be liable for its Allocable Share of all such remaining Losses, and (ii) with respect to all claims pursuant to Section 10.2(c), will first be drawn against the Special Escrow Amount and if the Special Escrow Amount is reduced to zero, then each Seller shall be liable for its Allocable Share of all such remaining Losses.  If the Buyer is paid or distributed any portion of the Base Escrow Amount in satisfaction of Losses resulting from an inaccuracy or breach of the representations and warranties of any Seller contained in Article IV of this Agreement or a breach by a Seller of a covenant contained in this Agreement, the breaching Seller shall indemnify each non-breaching Seller  in an amount equal to the product of (i) the portion of the Base Escrow Amount paid or distributed to the Buyer as a result of such breach or inaccuracy and (ii) the Allocable Share applicable to such non-breaching Seller; provided, that any such indemnity obligation by a breaching Seller shall in no event exceed 50% of the proceeds actually received by such Seller pursuant to this Agreement.  In addition, if the Buyer is paid or distributed any portion of the Base Escrow Amount in satisfaction of Losses that would cause any Seller (indirectly through the satisfaction of Losses from the Base Escrow Amount) to be responsible for more than its Allocable Share of any indemnification claim (other than a claim resulting from an inaccuracy or breach of the representations and warranties of that Seller contained in Article IV of this Agreement or a breach by a Seller of a covenant contained in this Agreement) (an “Over Paying Seller”), then each other Seller who is held responsible (indirectly through the satisfaction of Losses from the Base Escrow Account) for less than its Allocable Share (an “Under Paying Seller”) shall indemnify the Over Paying Seller in an amount equal to the amount by which the Under Paying Seller’s Allocable Share of such Losses exceeds the amount for which the Under Paying Seller was held responsible (indirectly through the satisfaction of Losses from the Escrow Account) (such amount, the “True Up Amount”).  The aggregate True Up Amount owing from any Under Paying Seller to any Over Paying Seller shall be determined at the earlier of (a) the time that any remaining funds representing the Base Escrow Amount in the Escrow Account are distributed to the Sellers and (b) the time that all funds representing the Base Escrow Amount in the Escrow Account are exhausted pursuant to indemnification claims.  If clause (a) applies, then, to the extent possible, the remaining funds representing the Base Escrow Amount in the Escrow Account shall be allocated among the Sellers to satisfy all True Up Amounts.  If clause (b) applies, or clause (a) applies but there are insufficient remaining funds representing the Base Escrow Amount in the Escrow Account to satisfy the True Up Amount of an Under Paying Seller, then that Under Paying Seller shall pay the Over Paying Seller that Under Paying Seller’s True Up Amount within ten Business Days after the aggregate True Up Amount owing from that Under Paying Seller to such Over Paying Seller is determined.

(g)

The Sellers’ and the Buyer’s right to indemnification pursuant to Section 10.1 and Section 10.2, respectively, will be reduced by the amount payable by a third party (including an insurance company), or paid by such third party to another for the account or benefit of the Sellers or the Buyer, as the case may be, with respect to the settlement or resolution of a claim for which the Sellers or the Buyer, as the case may be, was entitled to indemnification hereunder.  The Buyer shall promptly remit to the Sellers any insurance or other third party proceeds that are paid to the Buyer with respect to Losses for which the Buyer previously has been compensated pursuant to Section 10.2.

(h)

The Buyer’s right to indemnification pursuant to Section 10.2 on account of any Losses will be reduced by the net amount of the Tax benefits actually realized by the Buyer or its Affiliates by reason of such Loss (including any Tax benefit arising in subsequent taxable years); provided, however that any deductions or credits resulting from such Losses shall be treated as the first deductions or credits taken on any Tax Return.  The Buyer shall use commercially reasonable efforts to claim and realize such Tax benefits in the earliest Tax year allowable by applicable Law.  To the extent that any such Tax benefit is actually realized in a subsequent year, the Buyer and Holdco shall make a payment to each Seller equal to that Seller’s Allocable Portion of the amount of such Tax benefit.

(i)

Neither the Buyer nor the Sellers are entitled to indemnification for lost profits, diminution in value, multiples of earnings, punitive damages, indirect damages, incidental damages, consequential damages, exemplary damages, special damages or similar damages.

(j)

The Buyer, absent fraud or misrepresentation by the Sellers, is not entitled to indemnification pursuant to Section 10.2 to the extent that such matter was included in the Net Working Capital calculation or the calculation of the Final Purchase Price.

(k)

The Buyer’s right to indemnification pursuant to Section 10.2 on account of any Losses will be reduced by the amount of any reserve reflected on Holdco’s consolidated books and records as of the Closing Date established for the general category of items or matters similar in nature to the specific items or matters giving rise to such Loss or to the extent that such matter was included in the Net Working Capital calculation or the calculation of the Final Purchase Price.

(l)

The Buyer’s right to indemnification pursuant to Section 10.2(c) on account of any Losses relating to matters set forth on Schedule 10.2(c) shall not be subject to any deductible and shall be paid by the Sellers from the first dollar; provided, however that the Special Escrow Amount shall first be used to pay any and all defense costs and expenses associated with the litigation described in clause (ii) of Schedule 10.2(c).  The Buyer’s right to indemnification pursuant to Section 10.2(c) on account of any Losses relating to matters set forth on Schedule 10.2(c) shall be capped at the Base Amount.

10.4

Procedures

.

(a)

As soon as reasonably practicable after the Sellers, on the one hand, or the Buyer, on the other hand, becomes aware of any claim that they or it have or has under this Article X that may result in a Loss (a “Claim”), such Party (the “Indemnified Party”) shall give written notice thereof (a “Claims Notice”) to the other Party (the “Indemnifying Party”).  A Claims Notice shall describe the Claim in reasonable detail and shall set forth the Indemnified Party’s good faith calculation of the Loss that has been suffered by the Indemnified Party.  No delay in or failure to give a Claims Notice by the Indemnified Party to the Indemnifying Party shall adversely affect any of the other rights or remedies that the Indemnified Party has under this Agreement, or alter or relieve the Indemnifying Party of its obligations to indemnify the Indemnified Party to the extent that such delay or failure has not materially prejudiced the Indemnifying Party.

(b)

The Indemnifying Party shall respond to the Claims Notice (a “Claim Response”) within 30 days (the “Response Period”) after the date that the Claims Notice is received by the Indemnifying Party.  Any Claim Response must specify whether the Indemnifying Party disputes the Claim described in the Claims Notice (or the amount of Losses set forth therein).  If the Indemnifying Party fails to give a Claim Response within the Response Period, the Indemnifying Party will be deemed not to dispute the Claim described in the related Claims Notice.  If the Indemnifying Party elects not to dispute a Claim described in a Claims Notice, whether by failing to give a timely Claim Response or otherwise, then the amount of Losses alleged in such Claims Notice with respect to such undisputed Claim will be conclusively deemed to be an obligation of the Indemnifying Party, and (i) if the Indemnifying Party is the Buyer, then the Buyer shall pay, in cash, to the Indemnified Party within ten days after the last day of the applicable Response Period the amount specified in the Claims Notice with respect to such undisputed Claim subject to the limitations set forth in this Article X and (ii) if the Indemnifying Party is any Seller, then the Buyer and the Representative shall within three days, deliver a joint written instruction to the Escrow Agent instructing the Escrow Agent to pay to the Buyer from the Base Escrow Amount, the amount of Losses specified in the Claim Notice, subject to the limitations contained in this Article X.  If the Base Escrow Amount has been depleted, then the applicable Sellers shall pay to the Buyer within ten days after the last day of the applicable Response Period, the remaining amount specified in the Claim Notice subject to the limitations contained in this Article X.  If the Indemnifying Party delivers a Claim Response within the Response Period indicating that it disputes one or more of the Claims identified in the Claims Notice, then the Buyer and the Representative shall promptly meet and use their commercially reasonable efforts to settle the dispute.  If the Buyer and the Representative are unable to reach agreement within 15 days after the conclusion of the Response Period, then either the Buyer or the Representative may resort to other legal remedies subject to the limitations set forth in this Article X.  For all purposes of this Article X (including those pertaining to disputes under this Section 10.4(b)), the Buyer and the Sellers shall cooperate with and make available to the other Party and its respective representatives all information, records and data, and shall permit reasonable access to its facilities and personnel, as reasonably may be required in connection with the resolution of such disputes.

(c)

In the event of any claim by a third party against the Buyer or any Seller for which indemnification is available hereunder, the Indemnifying Party has the right, exercisable by written notice to the Indemnified Party within 60 days of receipt of a Claims Notice from the Indemnified Party or within 30 days of receipt of any New Facts, to assume and conduct the defense of such claim with counsel selected by the Indemnifying Party.  Without limiting the foregoing, if the Indemnified Party has previously delivered a Claims Notice to the Indemnifying Party, and the Indemnifying Party is or was eligible to but has not elected or did not elect to assume control of the defense of such claim, then the Indemnified Party shall promptly (i) disclose in writing to the Indemnifying Party any material new or materially changed allegations or claims being asserted against the Indemnified Party in respect of such claim, and (ii) upon request of the Indemnifying Party, provide a written summary of the status of such claim to the Indemnifying Party (all of the information provided in clauses (i) and (ii) above, if such summary discloses a change that is adverse to the Indemnifying Party, the “New Facts”).  No delay in or failure to give a notice of New Facts by the Indemnified Party to the Indemnifying Party shall adversely affect any of the other rights or remedies that the Indemnified Party has under this Agreement, or alter or relieve the Indemnifying Party of its obligations to indemnify the Indemnified Party, except to the extent that the Indemnifying Party is materially prejudiced by such delay or failure.  If the Indemnifying Party is a Seller, such Indemnifying Party will be entitled to defend and settle such claim using the Base Escrow Amount and the Representative and the Buyer jointly shall instruct the Escrow Agent to release funds held under the Escrow Agreement for this purpose from time to time in accordance with the provisions of this Agreement and the Escrow Agreement.  If the Indemnifying Party is the Buyer, such Indemnifying Party shall not be entitled to defend such claim using the Base Escrow Amount.  If the Indemnifying Party has assumed such defense as provided in this Section 10.4(c), the Indemnifying Party will not be liable for any legal expenses subsequently incurred by the Indemnified Party in connection with the defense of such claim.  If the Indemnifying Party does not assume the defense of any third party claim in accordance with this Section 10.4(c), the Indemnified Party may continue to defend such claim at the sole cost and expense of the Indemnifying Party (subject to the limitations set forth in this Article X) and the Indemnifying Party still may participate in, but not control, the defense of such third party claim at the Indemnifying Party’s sole cost and expense.  The Indemnified Party will not consent to a settlement of, or the entry of any judgment arising from, any such claim, without the prior written consent of the Indemnifying Party (such consent not to be unreasonably withheld or delayed).  Except with the prior written consent of the Indemnified Party (such consent not to be unreasonably withheld or delayed), no Indemnifying Party, in the defense of any such claim, will consent to the entry of any judgment or enter into any settlement that (i) provides for injunctive or other nonmonetary relief affecting the Indemnified Party or (ii) does not include as an unconditional term thereof the giving by each claimant or plaintiff to such Indemnified Party of a release from all liability with respect to such claim.  The Party responsible for the defense of such third party claim (the “Responsible Party”) shall, to the extent reasonably requested by the other Party, keep such other Party informed as to the status of such claim.  With respect to a third party claim for which a Seller is the Responsible Party, the Buyer shall make available to the applicable Seller, the Representative and their representatives all books and records of the Buyer, Holdco and Enginetics relating to such third party claim and shall cooperate with the applicable Seller and the Representative in the defense of the third party claim.

(d)

Notwithstanding the proceeding provisions of this Section 10.4, with respect to any claim arising out of any matter identified on Schedule 10.2(c), the Representative shall have the sole and absolute right to assume and conduct the defense of such claim with counsel selected by the Representative and the Representative will be entitled to settle such claim using the Special Escrow Amount and the Representative and the Buyer jointly shall instruct the Escrow Agent to release funds held under the Escrow Agreement to the Representative to pay defense costs and expenses from time to time and costs of settlement or judgment in accordance with the provisions of this Agreement and the Escrow Agreement.

(e)

On the 12-month anniversary of the Closing Date (the “Base Escrow Termination Date”), all funds representing the Base Escrow Amount under the Escrow Agreement shall be released to the Representative for the benefit of the Sellers, minus the amount of any Losses determined by the Buyer reasonably and in good faith for any valid claims for reimbursement from the Base Escrow Amount hereunder that have been timely and properly made and delivered to the Representative prior to the Base Escrow Termination Date, which claims and Losses are made and determined in accordance with this Article X including this Section 10.4(d).  All funds representing the Special Escrow Amount under the Escrow Agreement shall be released to the Representative for the benefit of the Sellers as set forth in the Escrow Agreement.

10.5

Exclusive Remedy

.  The Parties agree that the exclusive remedies of the Parties for any Losses based upon, arising out of or otherwise in respect of the matters set forth in this Agreement are the indemnification obligations of the Parties set forth in this Article X.  Except to the extent indemnified herein, the Buyer and its officers, directors, employees, agents, stockholders and Affiliates expressly waive any and all rights and remedies against the Sellers under the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §601 et seq. and other Environmental Laws.  The provisions of this Section 10.5 will not, however, prevent or limit a cause of action (a) under Section 12.14 to obtain an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, (b) to enforce any decision or determination of the Arbitration Firm pursuant to Section 2.3(a)(ii) or (c) for actual fraud.

10.6

Subrogation

.  Upon making any indemnity payment pursuant to Section 10.1 or Section 10.2, as applicable, the Indemnifying Party shall be subrogated to all rights of the Indemnified Party, as applicable, against any third party in respect of the Losses to which the payment related.  The Parties will execute upon request all instruments reasonably necessary to evidence and perfect the above described subrogation rights.

10.7

Mitigation

.  Any Indemnified Party shall take all reasonable steps to mitigate its Losses upon and after becoming aware of any event or condition that could reasonably be expected to give rise to any Losses that may be indemnifiable hereunder.

10.8

Adjustment to Purchase Price

.  All indemnification payments made pursuant to this Article X will be treated as an adjustment to the Purchase Price unless otherwise required by applicable Law.

ARTICLE XI
TAX MATTERS

11.1

Cooperation; Audits

.

(a)

In connection with the preparation of Tax Returns, audit examinations, and any administrative or judicial proceedings relating to the Tax liabilities imposed on Holdco or Enginetics for all Pre-Closing Tax Periods, the Buyer, on the one hand, and the Sellers, on the other hand, shall cooperate fully with each other, including the furnishing or making available during normal business hours of records, personnel (as reasonably required), books of account, powers of attorney or other materials necessary or helpful for the preparation of such Tax Returns, the conduct of audit examinations or the defense of claims by Taxing Authorities as to the imposition of Taxes.  The Buyer shall and shall cause Holdco and Enginetics to (i) retain all books and records with respect to Tax matters pertinent to Holdco and Enginetics relating to any taxable period beginning before the Closing Date until the expiration of the applicable statute of limitations (and, to the extent notified by any Seller, any extension thereof) for the respective taxable periods, and to abide by all record retention agreements entered into with any Taxing Authority, and (ii) give the Representative reasonable notice prior to transferring, destroying or discarding any such books and records and shall allow the Representative to take possession of such books and records.

(b)

The Buyer and the Sellers shall, upon the other’s request, use their commercially reasonable efforts to obtain any certificate or other document from any Governmental Authority or any other Person as may be necessary to mitigate, reduce or eliminate any Tax that could be imposed (including with respect to the transactions contemplated hereby).

11.2

Controversies

.  Notwithstanding Section 10.4(c), this Section 11.2 shall control any inquiries, assessments, Proceedings or similar events with respect to Taxes.  The Buyer shall promptly notify the Representative (a) upon receipt by the Buyer or any Affiliate of the Buyer of any notice of any inquiries, assessments, proceedings or similar events received from any Taxing Authority with respect to Taxes of Holdco or Enginetics for which the Sellers may be required to reimburse the Buyer pursuant to this Agreement or (b) prior to the Buyer, Holdco or Enginetics making any voluntary contact with any Taxing Authority relating to a failure of Holdco or Enginetics to file a Tax Return or pay Taxes for any Pre-Closing Tax Period or Straddle Period (any matter set forth in clause (a) or (b), a “Tax Matter”); provided, however, that the failure to provide such notice with respect to subclause (a) will not affect the Buyer’s right to indemnification under this Section 11.2 except to the extent that the Sellers’ defense of such Tax Matter is demonstrably prejudiced by such failure; provided, further that the failure to provide such notice with respect to subclause (b) will negate the Buyer’s right to indemnification under this Section 11.2 and Section 10.2 with respect to Tax liabilities resulting from the voluntary contact.  The Representative may, at the Sellers’ expense, participate in and, upon notice to the

Buyer, assume the defense of any such Tax Matter.  If the Representative assumes such defense on behalf of the Sellers, then the Representative shall have the authority, with respect to any Tax Matter, to represent the interests of Holdco and Enginetics before the relevant Taxing Authority and the Representative shall have the right to control the defense, compromise or other resolution of any such Tax Matter subject to the limitations contained herein, including responding to inquiries, and contesting, defending against and resolving any assessment for additional Taxes or notice of Tax deficiency or other adjustment of Taxes of, or relating to, such Tax Matter.  If the Representative has assumed such defense, then the Representative will be entitled to defend and settle such Tax Matter using the Base Escrow Amount, and the Representative and the Buyer jointly shall instruct the Escrow Agent to release Base Escrow Amount funds held under the Escrow Agreement from time to time for this purpose in accordance with the provisions of this Agreement and the Escrow Agreement.  The Buyer shall have the right (but not the duty) to participate in the defense of such Tax Matter and to employ counsel, solely at its own expense, separate from the counsel employed by the Representative.  The Representative shall not enter into any settlement of or otherwise compromise any such Tax Matter to the extent that it adversely affects the Tax liability of the Buyer, Holdco, Enginetics or any Affiliate of the foregoing for a post-Closing Tax period without the prior written consent of the Buyer, which consent shall not be unreasonably conditioned, withheld or delayed.  The Representative shall keep the Buyer informed with respect to the commencement, status and nature of any such Tax Matter, and will, in good faith, allow the Buyer to consult with the Representative regarding the conduct of or positions taken in any such proceeding.  If the Representative does not assume the defense of any such Tax Matter, then:  (i) the Buyer shall not enter into any settlement or otherwise compromise any such Tax Matter to the extent it adversely affects the Tax liability of the Sellers without the prior written consent of the Representative, which consent shall not be unreasonably conditioned, withheld or delayed, (ii) the Representative shall have the right (but not the duty) to participate in the defense of such Tax Matter and to employ counsel, at the expense of the Sellers, separate from counsel employed by the Buyer, and (iii) the Buyer shall keep the Representative informed with respect to the commencement, status and nature of any such Tax Matter, and will reasonably cooperate with the Representative and consult with the Representative regarding the conduct of or positions taken in any such proceeding.

11.3

Tax Returns

.

(a)

The Representative shall cause to be prepared all income Tax Returns of Holdco and Enginetics for any Pre-Closing Tax Period (including the period ending on the Closing Date) as promptly as practicable after the Closing Date.  Such Tax Returns shall be prepared in a manner consistent with past practices of Holdco and Enginetics, unless otherwise required by applicable Law or change in facts.  Deductions attributable to the Tax Benefits shall be reported on applicable income Tax Returns solely as income Tax deductions of Holdco and/or Enginetics for the Pre-Closing Tax Period and shall not be treated or reported as income Tax deductions for a period beginning after the Closing Date, including under Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) (or any comparable or similar provision under state or local Law).  At least 30 calendar days prior to the due date of any income Tax Return for a Pre-Closing Tax Period, the Representative shall provide to the Buyer for review and comment drafts of all such income Tax Returns required to be filed by Holdco or Enginetics after the Closing Date.  Within 15 calendar days after receiving any draft of such income Tax Returns, the Buyer shall provide any written comments to the Representative.  The Parties shall attempt in good faith to resolve any dispute with respect to such comments.  If the Parties are unable to resolve any such dispute, the Parties shall engage the Arbitration Firm in accordance with the procedure set forth in Section 2.3.  The Buyer shall cause Holdco and Enginetics to timely file such Tax Returns as revised to reflect the Parties’ agreement or resolution by the Arbitration Firm, if any.  The Sellers shall cause to be timely paid all Taxes shown as due and owing on such income Tax Returns, but only to the extent such Taxes exceed the aggregate accruals for Taxes used in calculating (i) Estimated Working Capital, at any time between the Closing Date and the date on which Closing Working Capital is determined pursuant to Section 2.3, or (ii) Closing Working Capital, after the date on which Closing Working Capital is determined pursuant to Section 2.3, as the case may be, and in each case taking into account any payment of Taxes for Pre-Closing Tax Periods made by the Sellers after the Closing Date.  In addition, the Sellers shall not be obligated to pay the Buyer for any such Taxes to the extent they are attributable to a Buyer Tax Act.  For the avoidance of doubt, (A) neither Holdco nor Enginetics will elect to waive any carryback of net operating losses under Section 172(b)(3) of the Code on any Tax Return of Holdco or Enginetics in respect of any Pre-Closing Tax Period; (B) Holdco and Enginetics shall deduct the Tax Benefits to the extent permitted under applicable Law; and (C) as part of the income Tax Returns of Holdco and Enginetics for any Pre-Closing Tax Period, the Representative shall prepare or cause to be prepared IRS Form 4466 (Corporation Application for Quick Refund of Overpayment of Estimated Tax) in respect of any taxable year ending on the Closing Date, if applicable, IRS Form 8302 (Electronic Deposit of Tax Refund of $1 Million or More) and IRS Form 1139 for any eligible carryback periods.

(b)

The Buyer shall cause to be prepared (i) all Tax Returns of Holdco and Enginetics for any Pre-Closing Tax Period that were not required to be filed on or before the Closing Date and/or that were not actually filed on or before the Closing Date (other than income Tax Returns for Pre-Closing Tax Periods, which are covered in Section 11.3(a)) and (ii) all Tax Returns of Holdco and Enginetics for Straddle Periods.  Such Tax Returns shall be prepared in a manner consistent with past practices of Holdco and Enginetics, unless otherwise required by applicable Law or change in facts.  Deductions attributable to the Tax Benefits shall be reported on applicable income Tax Returns solely as income Tax deductions of Holdco and/or Enginetics for the Pre-Closing Straddle Period and shall not be treated or reported as income Tax deductions for a Post-Closing Straddle Period, including under Treasury Regulation Section 1.1502-76(b)(1)(ii)(B) (or any comparable or similar provision under state or local Law).  At least 30 calendar days prior to the due date of any such Tax Return, the Buyer shall provide to the Representative for review and comment drafts of all such Tax Returns (as well as, in the case of a Tax Return for a Straddle Periods, a copy of a statement setting forth the portion of Taxes attributable to the Pre-Closing Straddle Period).  Within 15 calendar days after receiving any draft of such Tax Returns, the Representative shall provide any written comments to the Buyer.  The Parties shall attempt in good faith to resolve any dispute with respect to such comments.  If the Parties are unable to resolve any such dispute, the Parties shall engage the Arbitration Firm in accordance with the procedure set forth in Section 2.3.  The Buyer shall cause Holdco and Enginetics to timely file such Tax Returns as revised to reflect the Parties’ agreement or resolution by the Arbitration Firm, if any.  The Sellers shall cause to be timely paid to the Buyer an amount equal to all Taxes shown as due and owing on such Tax Returns for the Pre-Closing Tax Period and the Pre-Closing Straddle Period, but only to the extent such Taxes exceed the aggregate accruals for Taxes used in calculating (A) Estimated Working Capital, at any time between the Closing Date and the date on which Closing Working Capital is determined pursuant to Section 2.3, or (B) Closing Working Capital, after the date on which Closing Working Capital is determined pursuant to Section 2.3, as the case may be, and in each case taking into account any payment of Taxes for Pre-Closing Tax Periods made by the Sellers or on behalf of the Sellers after the Closing Date.  In addition, the Sellers shall not be obligated to pay the Buyer for any such Taxes to the extent they are attributable to a Buyer Tax Act.

11.4

Straddle Period

.  For purposes of this Agreement, the portion of Tax, with respect to the income, property or operations of Holdco or Enginetics that is attributable to any Tax period that begins on or before the Closing Date and ends after the Closing Date (a “Straddle Period”) will be apportioned between the period of the Straddle Period that extends before the Closing Date through the Closing Date (the “Pre-Closing Straddle Period”) and the period of the Straddle Period that extends from the day after the Closing Date to the end of the Straddle Period (the “Post-Closing Straddle Period”) in accordance with this Section 11.4.  The portion of such Tax attributable to the Pre-Closing Straddle Period shall (a) in the case of any Taxes other than sales or use taxes, value added taxes, employment taxes, withholding taxes, and any Tax based on or measured by income, receipts or profits earned during a Straddle Period, be deemed to be the amount of such Tax for the entire taxable period multiplied by a fraction, the numerator of which is the number of days in the Pre-Closing Straddle Period and denominator of which is the number of days in the Straddle Period, and (b) in the case of any sales or use taxes, value added taxes, employment taxes, withholding taxes, and any Tax based on or measured by income, receipts or profits earned during a Straddle Period, be deemed equal to the amount which would be payable if the Straddle Period ended on and included the Closing Date.  The portion of Tax attributable to a Post-Closing Straddle Period shall be calculated in a corresponding manner.  Any Tax liability attributable to a Buyer Tax Act will be attributable to the Post-Closing Straddle Period.

11.5

Amendment of Tax Returns

.  Neither the Buyer nor any of its Affiliates shall amend, refile, revoke or otherwise modify any Tax Return or Tax election of any of Holdco or Enginetics with respect to a Pre-Closing Tax Period without the prior written consent of the Representative, which consent shall not be unreasonably withheld or delayed.

11.6

Certain Taxes

.  All transfer, documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with the transactions contemplated by this Agreement (collectively, “Transfer Taxes”) will be paid by the Buyer when due, and all necessary Tax Returns and other documentation with respect to Transfer Taxes will be prepared and filed by the Party required to file such Tax Returns under applicable Law.

11.7

Tax Benefits

.  The Buyer shall pay to the Sellers, an amount in cash equal to the Realized Tax Benefits within thirty days after any Tax Return on which a Realized Tax Benefit is shown is filed.  In preparing Tax Returns for any taxable period that ends after the Closing

Date, the Buyer shall and shall cause its Affiliates (including Holdco and Enginetics) to use their commercially reasonable efforts to pursue the largest amount of Realized Tax Benefit in the earliest taxable period allowed by applicable Law.  Each Seller shall be entitled to receive its Allocable Share of any such Realized Tax Benefits.

11.8

Consolidated Income Tax Return

.  The Buyer shall elect to file a consolidated U.S. federal income tax return with Holdco and Enginetics for the taxable year of the Buyer that includes the day after the Closing Date.  The Parties acknowledge and agree that, as a consequence of the transactions contemplated hereby, (a) the taxable year of Holdco and Enginetics shall close for U.S. federal income tax purposes at the end of the day on the Closing Date, (b) to the extent applicable Law in other taxing jurisdictions so permits, the taxable year of Holdco and Enginetics shall close at the end of the day on the Closing Date, and (c) all federal, state, local and foreign income Tax Returns shall be filed consistently on the foregoing basis.

11.9

Refunds or Credits

.  The Buyer shall pay to the Sellers an amount equal to any Tax refunds or credits of Tax liability, including interest paid therewith, in respect of Taxes paid by Holdco or Enginetics with respect to any Pre-Closing Tax Period or a Pre-Closing Straddle Period.  The Buyer shall pay to the Sellers the amount of any such refund or credit within ten days after receipt or entitlement thereto.  Each Seller shall be entitled to receive its Allocable Share of any such refund or credit.  The Buyer shall reasonably cooperate, and shall cause Holdco and Enginetics to reasonably cooperate, with the Representative in filing any claims for Tax refunds in respect of Taxes paid by Holdco for a Pre-Closing Tax Period or a Pre-Closing Straddle Period.

11.10

Treatment as Purchase Price Adjustment

.  For Tax purposes, the Parties agree to treat all payments made under this Article XI as adjustments to the Purchase Price.

ARTICLE XII
MISCELLANEOUS AND GENERAL

12.1

Expenses

.  Whether or not the transactions contemplated by this Agreement are consummated, all costs and expenses (including all legal, accounting, broker, finder or investment banker fees) incurred in connection with this Agreement and the transactions contemplated hereby are to be paid by the Party incurring such expenses, except as expressly provided herein.

12.2

Successors and Assigns

.  This Agreement is binding upon and inures to the benefit of the Parties and their respective successors and assigns, but is not assignable by any Party without the prior written consent of the other Parties, which consent shall not be unreasonably withheld or delayed.

12.3

Third Party Beneficiaries

.  Except as set forth in Section 7.6, each Party intends that this Agreement does not benefit or create any right or cause of action in or on behalf of any Person other than the Parties.

12.4

Further Assurances

.  The Parties shall execute such further instruments and take such further actions as may reasonably be necessary to carry out the intent of this Agreement.

Each Party shall cooperate affirmatively with the other Parties, to the extent reasonably requested by such other Parties, to enforce rights and obligations herein provided.

12.5

Notices

.  All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given (a) when delivered by hand (with written confirmation of receipt), (b) when sent by telecopier (with written confirmation of receipt) or electronic mail (with electronic evidence of receipt), provided that a copy is mailed by registered mail, return receipt requested, or is delivered pursuant to another acceptable delivery method hereunder, or (c) one (1) Business Day after being sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other parties).  Notices of change of address shall also be governed by this Section.

If to Holdco (only after Closing) or the Buyer:

Standex International Corporation

11 Keewaydin Drive, Suite 300
Salem, New Hampshire
Attention:  Legal Department

Email: rosen@standex.com

Fax:

If to Holdco (only prior to Closing) or the Sellers:

c/o Morgenthaler Partners
50 Public Square, Suite 2700
Cleveland, Ohio  44113
Attention:  Peter G. Taft

Email: ptaft@morgenthaler.com

Fax:  (216) 416-7501

with a copy to:

Baker Hostetler LLP
1900 E. 9th Street
Cleveland, Ohio  44114
Attention:  Ronald A. Stepanovic

Email: rstepanovic@bakerlaw.com

Fax:  (216) 696-0740

or to such other address with respect to a Party as such Party notifies the other in writing as above provided.  Each such notice communication will be effective (a) if given by facsimile or electronic mail, when the successful sending of such facsimile or electronic mail is electronically confirmed, or (b) if given by any other means specified in the first sentence of this Section 12.5, upon delivery or refusal of delivery at the address specified in this Section 12.5.

12.6

Complete Agreement

.  This Agreement and the schedules and exhibits hereto and the other documents delivered by the Parties in connection herewith, together with the Confidentiality Agreement and any Ancillary Agreements, contain the complete agreement between the Parties with respect to the transactions contemplated hereby and thereby and supersede all prior agreements and understandings between the Parties with respect thereto.

12.7

Captions

.  The captions contained in this Agreement are for convenience of reference only and do not form a part of this Agreement.

12.8

Amendment

.  This Agreement may be amended or modified only by an instrument in writing duly executed by the Representative (on behalf of the Sellers), Holdco and the Buyer.

12.9

Waiver

.  At any time prior to the Closing Date, Holdco, the Representative (on behalf of the Sellers) and the Buyer may (a) extend the time for the performance of any of the obligations or other acts of the Parties, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto, or (c) waive compliance with any of the agreements or conditions contained herein, to the extent permitted by applicable Law.  Any agreement to any such extension or waiver will be valid only if set forth in a writing signed by the Representative (on behalf of the Sellers), Holdco and the Buyer.

12.10

Governing Law

.  This Agreement is to be governed by, and construed and enforced in accordance with, the laws of the State of Delaware, without regard to its rules of conflict of laws.

12.11

Consent to Jurisdiction and Service of Process

.  Except for the matters to be decided by the Arbitration Firm pursuant to Section 2.3(b), the Parties hereby submit to the jurisdiction of the Delaware Court of Chancery or the courts of the United States located in the State of Delaware in respect of the interpretation and enforcement of the provisions of this Agreement and the Ancillary Agreements and hereby waive, and agree not to assert, any defense in any action, suit or proceeding for the interpretation or enforcement of this Agreement and any Ancillary Agreement, that they are not subject thereto or that such action, suit or proceeding may not be brought or is not maintainable in such courts or that this Agreement may not be enforced in or by such courts or that their property is exempt or immune from execution, that the suit, action or proceeding is brought in an inconvenient forum, or that the venue of the suit, action or proceeding is improper.  Service of process with respect thereto may be made upon the Buyer or the Sellers by mailing a copy thereof by registered or certified mail, postage prepaid, to such Party at its address as provided in Section 12.5 hereof.

12.12

Severability

.  Any term or provision of this Agreement that is invalid or unenforceable in any jurisdiction will, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction.  If any provision of this Agreement is so broad as to be unenforceable, the provision will be interpreted to be only so broad as is enforceable.

12.13

Counterparts

.  This Agreement may be executed in two or more counterparts (including facsimile and other electronically transmitted counterparts), each of which will be deemed an original but all of which will constitute but one instrument.

12.14

Enforcement of Agreement

.  The Parties agree that irreparable damage would occur if any of the provisions of this Agreement was not performed in accordance with its specific terms or was otherwise breached.  It is accordingly agreed that the Parties will be entitled to seek an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to (a) any other remedy to which they are entitled hereunder, at law or in equity, prior to the Closing Date, or (b) any other remedy to which they are entitled hereunder after the Closing Date.

12.15

Construction

.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  If any ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement.  The words “include,” “includes” or “including” (or any other tense or variation of the word “include”) in this Agreement shall be deemed to be followed by the words “without limitation.”  When reference is made in this Agreement to an Article, Section, Exhibit or Schedule, such reference shall be to an Article, Section, Exhibit or Schedule of this Agreement unless otherwise indicated.  The words “hereof,” “herein” and “hereunder” and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement.  The definitions contained in this Agreement are applicable to the singular as well as to the plural forms of such terms and to the masculine as well as the feminine and neuter genders of such terms.

12.16

Conflict of Interest

.  If any Seller so desires, and without the need for any consent or waiver by Holdco or the Buyer, Baker Hostetler LLP is permitted to represent such Seller after the Closing in connection with any matter, including anything related to the transactions contemplated by this Agreement or any disagreement or dispute relating thereto.  Without limiting the generality of the foregoing, after the Closing, Baker Hostetler LLP is permitted to represent any Seller or any of its agents and affiliates, or any one or more of them, in connection with any negotiation, transaction or dispute (“dispute” includes litigation, arbitration or other adversary proceeding) with the Buyer, Holdco, Enginetics or any of their respective agents or affiliates under or relating to this Agreement, any transaction contemplated by this Agreement, and any related matter, such as claims for indemnification and disputes involving other agreements entered into in connection with this Agreement.  Upon and after the Closing, Holdco and Enginetics shall cease to have any attorney-client relationship with Baker Hostetler LLP, unless and to the extent Baker Hostetler LLP is specifically engaged in writing by Holdco or Enginetics to represent Holdco or Enginetics after the Closing and either such engagement involves no conflict of interest with respect to any Seller or such Seller consents in writing at the time to such engagement.  Any such representation of Holdco or Enginetics by Baker Hostetler LLP after the Closing will not affect the foregoing provisions hereof.  For example, and not by way of limitation, even if Baker Hostetler LLP is representing Holdco after the Closing, Baker Hostetler LLP is permitted simultaneously to represent a Seller in any matter, including any disagreement or dispute relating hereto.  Furthermore, Baker Hostetler LLP is permitted to withdraw from any representation of Holdco or Enginetics in order to be able to represent or continue so representing any Seller, even if such withdrawal causes Holdco, Enginetics or the Buyer additional legal expense (such as to bring new counsel “up to speed”), delay or other prejudice.

12.17

Representative

.

(a)

The Sellers hereby appoint and constitute Morgenthaler Management Partners VIII, LLC as their true and lawful attorney-in-fact and agent (the “Representative”) to execute any and all instruments or other documents, and to do any and all other acts or things, in the Sellers’ names and on their behalf, that the Representative may deem necessary or advisable, or that may be required pursuant to this Agreement, the Escrow Agreement or otherwise, in connection with the consummation of the transactions contemplated hereby.  Without limiting the generality of the foregoing, the Representative shall have the full power and authority, in the names of the Sellers and on their behalf, to:  (i) cause the certificates evidencing each Seller’s Shares to be delivered under this Agreement for purposes of consummating the Closing and execute stock powers or other documents of transfer with respect to such Shares; (ii) agree with the Buyer with respect to any matter or thing required or deemed necessary by the Representative in connection with the provisions of this Agreement calling for the agreement of the Sellers, amend or terminate this Agreement, give and receive notices on behalf of all Sellers, and act on behalf of the Sellers in connection with any matter as to which the Sellers are or may be obligated to indemnify the Buyer under this Agreement, all in the absolute discretion of the Representative; (iii) act for the Sellers with regard to matters pertaining to indemnification referred to in this Agreement, including the power to compromise any indemnity claim on behalf of the Sellers and to transact matters of litigation and (iv) in general, do all things and perform all acts, including, without limitation, executing and delivering all agreements, certificates, receipts, consents, elections, instructions, and other instruments or documents contemplated by, or deemed by the Representative to be necessary or advisable in connection with, this Agreement or any Ancillary Agreement.

(b)

Any approval, consent, election, notice, decision, agreement, amendment, or other action of the Sellers required or permitted under, or otherwise provided for in, this Agreement shall be deemed conclusively given, made, or taken (as the case may be) if given, made, or taken by the Representative for the Sellers, and the Buyer shall be entitled to rely on any notice or other document (of any kind) executed or delivered by the Representative for all such purposes.  The Sellers agree to pay, indemnify and hold harmless, the Buyer from and against any Losses that the Buyer may suffer, sustain, or become subject to, related to or arising from any claim by any Person that an action taken, or omission to take any action, by the Buyer in reliance upon any action or direction of the Representative is not binding on, or enforceable against, any Seller.  In addition, each Seller hereby releases and discharges the Buyer from and against any Losses arising out of or in connection with the Representative’s failure to distribute any amounts received by the Representative on behalf of the Sellers.

(c)

The power of attorney created under this Agreement is coupled with an interest and shall be binding and enforceable on and against the respective heirs, personal representatives, successors, and assigns of the Sellers, and the power of attorney shall not be revoked or terminated by the death, disability, bankruptcy, incompetency, dissolution or termination of any Seller, its heirs, personal representatives or its respective successors or assigns.

(d)

In the event Morgenthaler Management Partners VIII, LLC (or any subsequent Representative appointed pursuant to this paragraph) resigns or otherwise becomes unable to serve, the Sellers shall, within 30 days after notice thereof, determine and designate by unanimous consent, a successor Representative who shall have all of the rights, powers and authority conferred on the Representative in this Agreement, and if the Sellers fail so to designate such successor within such period, any Seller or the Buyer may petition a court of appropriate jurisdiction for appointment of such successor Representative. The Sellers agree to promptly notify the Buyer in writing of any change of the Representative and the Buyer shall be entitled to rely on any action taken by Representative prior to receipt of notice of such change.

(e)

Neither the Representative nor any agent employed by it shall incur any liability to any Seller by virtue of the failure or refusal of the Representative for any reason to consummate the transactions contemplated hereby or relating to the performance of its other duties hereunder, except for actions or omissions constituting actual fraud. The Representative hereby is authorized to receive and hold the Expense Reserve Holdback and to disburse funds on behalf of the Sellers from and out of the Expense Reserve Holdback from time to time in order to satisfy any obligations of the Sellers arising out of the transactions contemplated by this Agreement, including, without limitation, filing fees, costs and expenses of attorneys and accountants and other experts engaged by the Representative on behalf of the Sellers, and any other contingent or unforeseen liabilities or obligations of the Sellers.  The Representative will distribute any funds remaining in the Expense Reserve Holdback to the Sellers in accordance with their respective Allocable Shares no later than the second anniversary of the Closing Date.

12.18

Termination of Certain Agreements

.  Certain of the Parties hereto, being all the parties to the Advisory Services Agreement and the Holdco Stockholders Agreement agree that, effective immediately prior to the Closing Date, the Advisory Services Agreement and the Holdco Stockholders Agreement shall be terminated, without any further action required by such Parties, such terminations without further obligation or liability of Holdco or Enginetics thereafter.

12.19

Mutual Releases.

(a)

If the Closing occurs, each Seller executing this Agreement, on a several basis, for itself, and its successors, personal representatives and assigns, as the case may be, hereby irrevocably releases and forever discharges Holdco, Enginetics, the Buyer and each of their respective past and present officers and directors, as the case may be (each, a “Released Party”), from any and all claims and liabilities based upon or related to any fact, thing, act, event, happening, inaction or omission with respect to, arising out of, or attributable to a period prior to the Closing related to Holdco or Enginetics, in law or equity, known or unknown, vested or contingent, suspected or unsuspected, and whether or not concealed or hidden, which ever have or may have existed, or which do exist, that may now or hereafter at any time be made or brought against a Released Party by the Seller; provided, however, that this release shall not apply to (i) any acts or omissions that constitute fraud or willful misconduct on the part of any Released Party, (ii) claims for indemnification or payment of defense costs arising under any of Holdco’s organizational documents, (iii) claims or rights under any employee benefit plan or any Contract between Holdco and such Seller in effect as of the Closing, (iv) rights or coverage under insurance policies, (v) claims against any Released Party based upon, related to, arising out of or attributable to this Agreement or any Ancillary Agreement and (vi) claims for compensation and reimbursement of expenses made in the ordinary course of business by a Seller who is an employee of Holdco or Enginetics.

(b)

If the Closing occurs, the Buyer, on behalf of itself and its wholly-owned subsidiary, Holdco, hereby irrevocably releases and forever discharges the Sellers and their successors, personal representatives and assigns, as the case may be (each, a “Seller Released Party”), from any and all claims and liabilities based upon or related to any fact, thing, act, event, happening, inaction or omission with respect to, arising out of, or attributable to a period at or prior to the Closing of whatever kind or nature, in law or equity, known or unknown, vested or contingent, suspected or unsuspected, and whether or not concealed or hidden, which ever have or may have existed, or which do exist, that may now or hereafter at any time be made or brought against a Seller Released Party by Holdco or the Buyer; provided, however, that this release shall not apply to (i) any acts or omissions that constitute fraud or willful misconduct on the part of any Seller Released Party, and (ii) claims against any Seller Released Party based upon, related to, arising out of or attributable to this Agreement or any Ancillary Agreement.

[Signatures on the Following Page.]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the day and year first above written.

HOLDCO:

MPE AEROENGINES, INC.

  By:   /s/ Peter G. Taft

  Name:  Peter G. Taft

    Title:  President

STOCKHOLDERS:

MORGENTHALER PARTNERS VIII, L.P.

 By:  Morgenthaler Management Partners VIII, LLC

 Its:   Managing Partner

  By:  /s/ Peter Taft

  Name:  Peter Taft

    Title:  Member

CSP EQUITY PARTNERS 75, LLC

  By:  /s/ Brad M. Meslin

  Name:  Brad M. Meslin

    Title:  Manager

/s/ Wim Huijs

_________________________________________

Wim Huijs

/s/ Aaron Hamer

_________________________________________

Aaron Hamer

/s/ Donald C. Hainley

_________________________________________

Donald C. Hainley

OPTIONHOLDERS:

/s/ Wim Huijs

_________________________________________

Wim Huijs

[Signature Page to Securities Purchase Agreement]

/s/ Aaron Hamer

_________________________________________

Aaron Hamer

/s/ Donald C. Hainley

_________________________________________

Donald C. Hainley

/s/ Christopher Routhier

_________________________________________

Christopher Routhier

/s/ David Evans

_________________________________________

David Evans

/s/ Phil Duke

_________________________________________

Phil Duke

/s/ Stanley Matthews

_________________________________________

Stanley Matthews

/s/ J. A. Rietdijk

_________________________________________

J.A. Rietdijk

BUYER:

STANDEX INTERNATIONAL CORPORATION

  By:  /s/  David Dunbar

  Name:  David Dunbar

    Title:  President/CEO

REPRESENTATIVE:

MORGENTHALER MANAGEMENT PARTNERS VIII, LLC, AS REPRESENTATIVE

  By:  /s/ Peter Taft

  Name:  Peter Taft

    Title:  Member

[Signature Page to Securities Purchase Agreement]